UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

March 10, 2016

Dear Fellow Stockholders:

I would like to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. at our offices located at 8840 Cypress Waters Boulevard, Suite 300, Dallas, Texas 75019 on Wednesday, April 20, 2016, at 8:30 a.m. Central Time. The accompanying formal notice of the Annual Meeting and proxy statement set forth the details regarding admission to the Annual Meeting and the business to be conducted.

We have enclosed a copy of our Annual Report for the fiscal year ended December 31, 2015. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, I encourage you to complete, sign, date and return the enclosed proxy card promptly or to access the proxy materials and vote via the Internet in accordance with the “notice and access” letter you will receive so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

I hope to see you at the meeting. Thank you for your ongoing support of and continued interest in AMN Healthcare.

Very truly yours,

Susan R. Salka

President & Chief Executive Officer

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, April 20, 2016

8:30 a.m. (Central Time)

The Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. will be held at our offices located at 8840 Cypress Waters Boulevard, Suite 300, Dallas, Texas 75019 on Wednesday, April 20, 2016, at 8:30 a.m. Central Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting. The purposes of the meeting are to:

(1)	elect eight directors nominated by our Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified,

(2)	approve, by non-binding advisory vote, the compensation of our named executive officers,

(3)	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and

(4)	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on February 23, 2016 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting.

We will be using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, reduces the costs of printing and distributing the proxy materials, and allows us to conserve natural resources in alignment with our Corporate Social Responsibility Program. On or about March 10, 2016, we will mail to stockholders holding shares in “street name” a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and our 2015 Annual Report online and how to vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2015 Annual Report. Stockholders of record will receive a full set of proxy materials by traditional means.

March 10, 2016:

By Order of the Board of Directors,

Denise L. Jackson

Senior Vice President, General Counsel and Secretary

San Diego, California

YOUR VOTE IS IMPORTANT

WE URGE YOU TO VOTE USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE TO YOU, OR IF YOU RECEIVED THESE PROXY MATERIALS BY MAIL, BY COMPLETING, SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. PLEASE NOTE THAT IF YOUR SHARES ARE HELD BY A BANK, BROKER, OR OTHER RECORDHOLDER AND YOU WISH TO VOTE THEM AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY FROM THAT RECORDHOLDER.

PROXY STATEMENT SUMMARY

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information you should consider. You should read the entire proxy statement before voting. Our proxy statement and other proxy materials are first being made available to our stockholders on or about March 10, 2016.

GENERAL INFORMATION

(See pages 2 to 5)

Meeting: Annual Meeting of Stockholders

Date: Wednesday, April 20, 2016

Time: 8:30 a.m. Central Time

Location: 8840 Cypress Waters Blvd., Suite 300

Dallas, Texas 75019

Record Date: February 23, 2016

Stock Symbol: AHS

Exchange: NYSE

Common Stock Outstanding: 47,992,687

Transfer Agent: American Stock Transfer and Trust Company, LLC

State of Incorporation: Delaware

Year of Incorporation: 1997

Public Company Since: 2001

Corporate Headquarters: 12400 High Bluff Drive, San Diego, California 92130

Corporate Website: www.amnhealthcare.com

EXECUTIVE COMPENSATION

(See pages 18 to 46)

CEO: Susan R. Salka (CEO since 2005)

CEO 2015 Total Direct Compensation:

Salary: $739,154

Annual Performance Bonus: $1,480,000

Long Term Equity Awards: $1,927,934

All Other Compensation: $46,195

Total Compensation: $4,193,283

Compensation Highlights:

•    Incentive compensation tied to financial performance and shareholder return comprised 81% of CEO’s total compensation in 2015

•    Granted performance restricted stock units based on 2017 adjusted EBITDA margin

•    Granted performance restricted stock units based on total shareholder return over a three-year period ending December 31, 2017

Pay for Performance: Yes

Stock Ownership Guidelines: Yes

Recoupment Policy: Yes

No Pledging Policy: Yes

Utilize Performance Restricted Stock Units: Yes

CORPORATE GOVERNANCE

(See pages 6 to 15)

Eight Director Nominees:

Mark G. Foletta (Independent)

R. Jeffrey Harris (Independent)

Michael M.E. Johns (Independent)

Martha H. Marsh (Independent)

Susan R. Salka (Management)

Andrew M. Stern (Independent)

Paul E. Weaver (Independent)

Douglas D. Wheat (Independent)

Director Term: One Year

Director Election: Majority of votes cast

The Board recommends a vote “FOR” each of the director nominees.

Director Attendance at 2015 Annual Meeting: 100%

Board Meetings in 2015: 6

Director Attendance at Board Meetings: 100%

Standing Board Committees (Meetings in 2015):

Audit Committee (9)

Compensation and Stock Plan Committee (6)

Corporate Governance Committee (4)

Executive Committee (2)

Corporate Governance Materials:

http://amnhealthcare.investorroom.com/corporategovernance

Board Communication: 12400 High Bluff Drive, San Diego, California 92130, Attn: Corporate Secretary

OTHER ITEMS TO BE VOTED ON

(See pages 47 to 49)

•    Advisory Vote to Approve Executive Compensation

•   Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm

The Board recommends a vote “FOR” each of these two items.

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GENERAL INFORMATION

GENERAL INFORMATION

1. When and where is the Annual Meeting?

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at our corporate offices located at 8840 Cypress Waters Boulevard, Suite 300, Dallas, Texas 75019 on

Wednesday, April 20, 2016, at 8:30 a.m. Central Time or at any subsequent time that may be necessary by any adjournment or postponement of the Annual Meeting.

2. What is “Notice and Access” and why did AMN Healthcare elect to use it?

We are making the proxy solicitation materials available to stockholders who hold shares in “street name” electronically via the Internet under the Notice and Access rules and regulations of the Securities and Exchange Commission (the “SEC”). On or about March 10, 2016, we will mail to such stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) in lieu of mailing a full set of proxy materials. Accordingly, our proxy materials are first being made available to our stockholders on or about March 10, 2016. The Notice includes information on how to access and review the proxy materials, and how to vote, via the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe this method of delivery will decrease costs, expedite distribution of proxy materials to you, and reduce our environmental impact. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting. Stockholders who received the Notice but would like to receive a printed copy of the proxy materials in the mail should follow the instructions in the Notice for requesting such materials. Stockholders of record will receive a full set of proxy materials, which will also be sent out on or about March 10, 2016.

3. Why am I receiving these proxy materials?

We are furnishing you these proxy materials in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting. This proxy statement includes information that we are required to provide under SEC rules and is designed to assist you in voting your shares.

Proxies in proper form received by us at or before the time of the Annual Meeting will be voted as specified. You may specify your choices by marking the appropriate boxes on your proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will be voted in accordance with the recommendations of the Board set forth in this proxy statement, and, in their discretion, upon such other business as may properly come before the Annual Meeting. Business transacted at the Annual Meeting will be confined to the purposes stated in the Notice of Annual Meeting. Shares of our common stock, par value $0.01 per share (“Common Stock”), cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

4. How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to (1) view on the Internet our proxy materials for the Annual Meeting; and (2) instruct us to send proxy materials to you by email. The proxy materials are also available on our website at

www.amnhealthcare.com under the “Investor Relations” tab. Choosing to receive proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment.

5. What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Meeting of Stockholders,

•	This proxy statement, and
•	Our 2015 Annual Report.

If you receive a paper copy of these materials by mail, the proxy materials also include a proxy card.

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GENERAL INFORMATION

6. Who pays the cost of soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board by mail, telephone, email or other electronic means or in person, and we will pay the solicitation costs. We will supply our proxy materials, including our 2015 Annual Report, to brokers, dealers, banks and voting trustees, or their nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse them for their reasonable expenses. We have retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee of $7,000, plus reasonable out-of-pocket expenses.

7. Who is entitled to vote at the Annual Meeting?

In accordance with our Amended and Restated By-laws (the “Bylaws”), the Board has fixed the close of business on February 23, 2016 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, the outstanding number of our voting securities was 47,992,687 shares. Each stockholder is entitled to one vote for each share of Common Stock he or she held as of the Record Date. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

8. What matters will be voted on at the Annual Meeting?

The following matters will be voted on at the Annual Meeting:

•	Proposal 1: To elect the eight directors nominated by the Board and named in this proxy statement,

•	Proposal 2: To approve, by non-binding advisory vote, the compensation of our named executive officers,
•	Proposal 3: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and

•	Such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

9. What is the vote required for each proposal and what are my voting choices?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of eight directors	Majority of the votes cast	No
Proposal 2 – Advisory vote on executive compensation	Majority of the shares entitled to vote and present or represented by proxy	No
Proposal 3 – Ratification of auditors for fiscal year 2016	Majority of the shares entitled to vote and present or represented by proxy	Yes

With respect to Proposal 1, the election of directors, you may vote FOR, AGAINST or ABSTAIN. Our Bylaws require that in an election where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy). A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. In accordance with our Bylaws, the following do not count as votes cast: (a) a share otherwise present at the meeting, but for which an ABSTAIN vote was cast; and (b) a share otherwise present at the meeting as to which a stockholder gives no authority or direction. In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve as a holdover director, but shall tender his or her resignation to the Board. Within 90 days after the date of the certification of the election results, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken, and the Board will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it.

With respect to Proposals 2 and 3 (or on any other matter to be voted on at the Annual Meeting), you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on either Proposal 2 or 3, the ABSTAIN vote will have the same effect as an AGAINST vote.

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GENERAL INFORMATION

10. How does the Board recommend that I vote?

The Board recommends that you vote:

•	FOR the election of the eight directors nominated by the Board and named in this proxy statement,

•	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

11. How do I vote my shares?

How to vote your shares depends on whether you hold your shares as a “stockholder of record” or as a “beneficial owner,” which terms we explain in Question 12 below. If you are a stockholder of record, you can vote in the following ways:

•

By Internet: by following the Internet voting instructions included in the proxy package sent to you (or by going to www.proxyvote.com and following the instructions) at any time up until 11:59 p.m., Eastern Time, on the day before the date of the Annual Meeting.

•

By Telephone: by following the telephone voting instructions included in the proxy package sent to you (i.e., by calling 1-800-690-6903 and following the instructions) at any time up until 11:59 p.m., Eastern Time, on the day before the date of the Annual Meeting.

•	By Mail: if you have received a printed copy of the proxy materials from us by mail, by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person: in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a beneficial owner, you should follow the instructions in the Notice or your broker should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as applicable. You may vote your shares beneficially held through your broker in person if you attend the Annual Meeting and you obtain a valid proxy from your broker giving you the legal right to vote the shares at the Annual Meeting.

12. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares as described below.

13. What will happen if I do not vote my shares?

Stockholders of Record. If you are the stockholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner and you do not direct your broker or nominee how to vote your shares, your broker or nominee may vote your shares only on those proposals for which it has discretion to vote. Under the rules of the New York Stock Exchange (“NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 2. We believe that Proposal 3 — ratification of our auditor — is a routine matter on which brokers and nominees can vote on behalf of their clients if clients do not furnish voting instructions.

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GENERAL INFORMATION

14. What is the effect of a broker non-vote?

Brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to certain proposals. Accordingly, a broker non-vote will not impact our ability to obtain a quorum nor will it impact any vote that requires a majority of the votes cast (Proposal 1).

15. May I revoke my proxy or change my vote?

Yes, you may revoke a proxy you have given at any time before it is voted at the Annual Meeting by (1) giving our Secretary a letter revoking the proxy, which the Secretary must receive prior to the Annual Meeting, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting does not standing alone constitute your revocation of a proxy. You may change your vote at any time prior to the voting of your shares at the Annual Meeting by (a) casting a new vote by telephone or over the Internet by the time and date set forth in Question 11 above, or (b) sending a new proxy card with a later date that is received prior to the Annual Meeting.

16. How can I find the results of the Annual Meeting?

We will announce preliminary results at the Annual Meeting. We will publish final results in a current report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is elected by the stockholders to oversee their interest in the overall success of our business and financial strength. The Board serves as our ultimate decision-making body to the extent set forth in our Certificate of Incorporation and Bylaws. It also selects and oversees members of our senior management, who, in turn, oversee our day-to-day business and affairs.

Nominees for the Board of Directors

Eight directors are to be elected at the Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or, if no directions are stated, for election of each of the eight nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board have nominated for election our eight current directors. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. We set forth information with respect to the business experience, qualifications and affiliations of our director nominees below.

Mark G. Foletta Director Since 2012 Age: 55 Board Committees: Audit Committee Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Foletta is qualified to serve on the Board because he brings considerable audit, financial and healthcare experience and also has experience as a public company director. The Board has designated Mr. Foletta as a financial expert for its Audit Committee. Since August 2015, Mr. Foletta has served as the Interim Chief Financial Officer of Biocept, Inc., a publicly traded diagnostics company. Since February 2013, Mr. Foletta has served as a director of Regulus Therapeutics Inc., and is Chairman of its Audit Committee and a member of its Nominating and Governance Committee. Since November 2014, Mr. Foletta has served on the Board of DexCom, Inc., a publicly-held company, where he is the Lead Director. Additionally, Mr. Foletta serves as a director of Viacyte, Inc., a privately held company. Mr. Foletta served as Senior Vice President, Finance and Chief Financial Officer of Amylin Pharmaceuticals, Inc. from March 2006 until October 2012, and he previously served as Vice President, Finance and Chief Financial Officer of Amylin from March 2000 to March 2006. He previously served as a director and Chairman of the Audit Committee of Ambit Biosciences Corporation (sold in 2014)

and also served as a director of Anadys Pharmaceuticals, Inc. (sold in 2011). Mr. Foletta received a B.A. from the University of California, Santa Barbara. He is a Certified Public Accountant (inactive) and a member of the Corporate Directors Forum.

R. Jeffrey Harris Director Since 2005 Age: 61 Board Committees: Compensation and Corporate Governance Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Harris is qualified to serve on the Board because he brings considerable mergers and acquisitions experience. In addition, Mr. Harris has experience as a director on public company compensation and corporate governance committees, which experience is essential in designing and maintaining our executive compensation programs and developing our succession planning strategies. Since 2002, Mr. Harris has been involved as an investor in and a director of early stage companies. Mr. Harris served on the Board of Sybron Dental Specialties from April 2005 until Danaher Corporation acquired it in 2006. Mr. Harris served on the Board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007. Mr. Harris was director of Prodesse, Inc., an early stage biotechnology company, from 2002 until 2009, when Gen-Probe Incorporated acquired it. Since 2008 he has been a director of Guy & O’Neill, Inc., and he serves on the Board of Brookfield Academy, a non-profit entity, and is Chairman of the Board and a co-founder of BrightStar Wisconsin Foundation, Inc., a non-profit economic development corporation. Additionally, Mr. Harris is a director of Somna Management, Inc. and Okanjo Partners, Inc., both early stage technology companies based in Wisconsin. Mr. Harris also served Apogent Technologies, Inc. in the following capacities: (1) as Of Counsel from December 2000 through 2003, (2) as Vice President, General Counsel and Secretary from 1988 to 2000 (when the company was known as Sybron International, Inc.), and (3) as a director from 2000 until Fisher Scientific International, Inc. acquired it in 2004.

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PROPOSAL 1: ELECTION OF DIRECTORS

Michael M.E. Johns, M.D.

Director Since: 2008

Age: 74

Board Committees: Compensation and Corporate Governance (Chair) Committees

Business Experience, Qualifications and

Affiliations: The Board has concluded that

Dr. Johns is qualified to serve on the Board because he has extensive healthcare experience and is a recognized healthcare thought leader. This expertise is vital in shaping our strategy to deliver innovative and expanded service offerings as a healthcare workforce solutions company. Dr. Johns is a Professor in the School of Medicine at Emory University, where he also served as Chancellor from October 2007 through August 2012. He is a member of the Board of Regents of the Uniformed Services University for the Health Sciences. Additionally, Dr. Johns is a member of The National Academy of Medicine of the National Academy of Science. He also serves on the Boards of Directors of Intelligent Fingerprinting, a privately held company, West Health Institute, a non-profit medical research organization, and several philanthropic entities. Dr. Johns served on the Board of the Genuine Parts Company from 2000 until April 2015 and at various times during his tenure was a member of its Compensation, Governance and Nominating Committee and its Audit Committee. He also served on the Board and the Compensation Committee of Johnson & Johnson from 2005 to 2014. Dr. Johns served as Interim Executive Vice President for Health Affairs for Emory University and as Interim Chairman and CEO of Emory Healthcare from September 1, 2015 through January 31, 2016. He served as the Interim Executive Vice President for Medical Affairs and Interim Chief Executive Officer of the University of Michigan Health System from June 2014 through March 2015. From 1996 to 2007, Dr. Johns served as Executive Vice President for Health Affairs and Chief Executive Officer of the Robert W. Woodruff Health Sciences Center of Emory University and the Chairman of the Board of Directors of Emory Healthcare. From 1990 to 1996, Dr. Johns was Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University.

Martha H. Marsh

Director Since: 2010

Age: 67

Board Committees: Compensation

(Chair) and Corporate Governance Committees

Business Experience, Qualifications and Affiliations: The Board has concluded that

Ms. Marsh is qualified to serve on the Board because she has extensive “C-suite” leadership and expertise in the healthcare industry. Ms. Marsh’s experience and understanding of the challenges and opportunities of large healthcare facilities are immensely useful in directing our strategy to innovate and provide enhanced and expanded workforce solutions service offerings to meet our clients’ shifting needs. Ms. Marsh serves as a director of Owens & Minor, Inc. and also serves on its Governance and Nominating Committee, as Chairperson, and on its Compensation and Benefits Committee. Since October 2015, she has served as a director of Edwards Lifesciences Corporation. She also serves on the Board and the Compensation Committee of Teichert, a privately held company. Prior to Thoratec Corporation’s acquisition by St. Jude Medical in 2015, she had served on Thoratec’s Board. Ms. Marsh served as President and CEO of Stanford Hospital and Clinics for eight years, from April 2002 until her retirement in August 2010. Previously, Ms. Marsh served as the CEO of UC Davis Medical Center and the Chief Operating Officer of the UC Davis Health System from 1999 to 2002. Prior to that time, she served as the Senior Vice President for Professional Services and Managed Care at the University of Pennsylvania Health System, and before that as President and CEO of Matthew Thornton Health Plan in Nashua, New Hampshire. Ms. Marsh is a past Chair of the Board of Trustees for the California Hospital Association and the California Association of Hospitals and Health Systems and a former director of Ascension Healthcare Network, a privately held company.

Susan R. Salka Director Since: 2003 Age: 51 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: Ms. Salka has served as our

President since May 2003 and our CEO since May 2005. The Board has concluded that Ms. Salka is qualified to serve on the Board because she has nearly three decades of experience in the healthcare services industry, including 26 years of experience with us in various roles, including Chief Financial Officer and Chief Operating Officer. In such roles, she has helped grow our business both organically and through acquisitions into the national industry leader we are today. Ms. Salka serves as a director of McKesson Corp. and is a member of its Audit Committee. Ms. Salka also serves on the Board of San Diego State University Campanile Foundation. Prior to joining us, Ms. Salka worked at BioVest Partners, a venture capital firm, and at Hybritech, a subsidiary of Eli Lilly & Co., which Beckman Coulter later acquired. Ms. Salka served on the Board and the Audit Committee of Beckman Coulter from 2007 until 2011, when Danaher Corporation acquired it. Additionally, she served on the Board of Playtex Products, Inc. from 2001 until Energizer Holdings acquired it in October 2007.

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PROPOSAL 1: ELECTION OF DIRECTORS

Andrew M. Stern Director Since: 2001 Age: 66 Board Committees: Audit and Corporate Governance Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Stern is qualified to serve on the Board because he brings deep and long-standing healthcare industry experience as well as unparalleled investor communications and media expertise, which have been critical in guiding the structuring of our communications strategy with our investors, clients and other key stakeholders. Since 1983, Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm. Mr. Stern also serves as a director of Medical City Dallas Hospital, an advisory director of the Center for Political Communication and Chairman-elect of the Committee on Governance of the American Hospital Association. From 1975 to 1977, he served as Staff Assistant to President Gerald R. Ford at The White House and then served in senior corporate positions until founding Sunwest in 1982.

Paul E. Weaver Director Since: 2006 Age: 70 Board Committees: Audit (Chair) and Executive Committees Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Weaver is qualified to serve on the Board because of his extensive international audit and finance experience and sophistication. Mr. Weaver is designated as a financial expert on the Audit Committee and serves as the Chairman. Mr. Weaver serves as the Chairman of the Board of Unisys Corporation and Chairman of its Audit Committee. Additionally, Mr. Weaver serves on the Board of WellCare Health Plans, Inc., is Chairman of its Audit Committee, and is a member of its Compensation Committee. He also serves as a member of the Board of Directors of the Statue of Liberty-Ellis Island Foundation, a not-for-profit entity, and also serves on its Executive Committee. Mr. Weaver is a former Vice Chairman of PricewaterhouseCoopers, LLP and was Chairman of its global technology, infocom and entertainment/media practice group. Mr. Weaver previously served on the Board of Gateway, Inc. and the Board of Idearc Inc.

Douglas D. Wheat Board Chairman Director Since: 1999 Age: 65 Board Committees: Executive Committee Business Experience, Qualifications and Affiliations: The Board has concluded that

Mr. Wheat is qualified to serve on the Board because he possesses significant healthcare staffing industry knowledge and extensive expertise in corporate finance and mergers and acquisitions. Such knowledge and expertise are critical to the successful design and implementation of our growth strategy. Since 2007, Mr. Wheat has been a partner of Southlake Equity Group. He serves as Chairman of the Board of Overseas Shipholding Group, Inc., a publicly traded company, for which he has been a director since 2014. Since April 2013, Mr. Wheat has served as Vice Chairman of the Board of Dex Media, Inc. Mr. Wheat served as Chairman of the Board of SuperMedia Inc. from 2010 until its merger with Dex Media in April 2013. Mr. Wheat previously served on the boards of several other companies, including Nebraska Book Company, Inc., Smarte Carte Corporation, and Playtex Products, Inc., for which he was Chairman from 2004 to 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE EIGHT DIRECTOR NOMINEES NAMED ABOVE.

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CORPORATE GOVERNANCE

Our Philosophy and Recent Actions Involving Corporate Governance Matters

Our Board and executive officers view strong and effective corporate governance as essential to our success. Our commitment to quality corporate governance allows our team members who oversee day-to-day corporate governance matters to focus on corporate governance best practices and not just adequate ones. Our Board, executive leaders, and members of our internal audit, risk management, investor relations and legal departments collaborate throughout the year to ensure that we are being governed in accordance with the highest standards.

Accordingly, among other things, we periodically review our current corporate governance practices against benchmarks on a range of corporate practices. Over the past two years, we have, among other things, taken the following steps:

➢	We collaborated with a well-respected outside organization, Corporate Executive Board, on a review of our committee charters and corporate governance guidelines to help ensure that our governance practices were still in line with best practices. We concluded our charters and guidelines were generally in line with best practices and made appropriate changes that we believed improved them.

➢	We collaborated with Corporate Executive Board on a review of our board evaluation questionnaire to ensure it was garnering relevant and useful information as to critical board functions and practices.

➢	The Audit Committee lengthened the duration of its meetings to ensure that we gave information technology and data security, recent hot topics, more effective oversight and focus at the Board level.
➢	We reviewed and revised our Executive Compensation Philosophy in light of the Compensation Committee’s current views of our compensation program.

➢	We recognize that director tenure, term limits, mandatory retirement age and board refreshment have collectively become an area of focus for many institutional investors and proxy advisory firms. Accordingly, we analyzed whether Board term limits or mandatory retirement age requirements would be appropriate for us. After careful consideration, we decided against such limits or requirements at the present time. We believe our current Board collectively has the necessary experience, skills and knowledge and a high level of engagement to serve our best interests and provides us a diverse set of perspectives for the industry in which we operate. We also believe, after considering all of the relevant facts and circumstances, that all of our directors (other than our CEO) are, indeed, independent in fact and not just independent “on paper.” Our Corporate Governance Committee will continue to stay abreast of director tenure and board refreshment developments within the institutional investor and proxy advisory firm community and will continue to consider our directors’ tenure, both individually and collectively, as one of the many factors it analyzes in annually selecting director nominees in the future.

We note that we are proud to have been recognized in 2015 as best-in-class for our ethics, compliance and governance programs by the NYSE Governance Services and the Corporate Secretary organizations. We intend to continue to strive to adhere to the principles and practices that those awards recognize.

Code of Ethics and Corporate Governance Guidelines

As another essential component to quality corporate governance, we have a strong commitment to promoting a culture of ethics and integrity, and our values define the way we do business. The Board is committed to fostering a strong ethical tone at the Company and expects all of its employees to strive to fulfill their responsibilities in accordance with the highest standards of professional and personal conduct. Accordingly, we have adopted the following:

•	a Code of Business Conduct and Ethics (“Code of Business Conduct”),

•	a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (“Financial Officers Code of Ethics”), and
•	Corporate Governance Guidelines (“Guidelines”).

As discussed above, our Board and its committees regularly and carefully review these key governance documents to ensure they always capture what we believe to be the best governance practices for our Company. We publish the above-referenced documents, as they may be modified from time to time, in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Guidelines, the Code of Business Conduct and the Financial Officers Code of Ethics as warranted.

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Director Independence

The Board has adopted categorical standards for director independence, which we set forth in the Guidelines that are available on our website as set forth above. Under these standards, a director will not be considered independent if:

(1)	the director does not qualify as independent under Rule 303A.02(b) of the NYSE Listed Company Manual,

(2)	the director or an immediate family member is a partner of, or of counsel to, a law firm that performs substantial legal services for us on a regular basis, or

(3)	the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for us on a regular basis for which it receives compensation.

The Board does not consider the following relationships to be material relationships that would impair a director’s independence:

(1)	the director or an immediate family member is an executive officer of another company that does business with us and the annual sales to, or purchases from, us are less than 1% of the annual revenues of the company for which he or she serves as an executive officer,
(2)	the director or an immediate family member is an executive officer of another company which is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer and such indebtedness is not past due, or

(3)	the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of its total annual charitable receipts.

The Board has determined that director nominees Mark G. Foletta, R. Jeffrey Harris, Dr. Michael M.E. Johns, Martha H. Marsh, Andrew M. Stern, Paul E. Weaver and Douglas D. Wheat meet our categorical standards for director independence and the applicable rules and regulations of the NYSE and federal securities laws regarding director independence. Our CEO is the only member of our Board who the Board has not deemed independent.

Board Policy on Conflicts of Interest and Related Party Transactions

The Guidelines establish directors’ duties to adhere to our Code of Business Conduct, including our policies on conflicts of interest, and to avoid any action, position or interest that conflicts with an interest of ours or gives the appearance of a conflict. We require directors to report any potential conflicts of interest immediately to the Chairman of the Corporate Governance Committee. We do not, without approval of the Board, permit a director or executive officer, or his or her immediate family member (i.e., spouse, parent, step-parent, child, step-child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or anyone (other than a tenant or employee) who shares that person’s home) or any other person meeting the definition of “related person” under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “related person”), to enter into a transaction in which we are a participant if (a) the amount involved exceeds $120,000, and (b) the related person has or will have a direct or indirect material interest. We annually solicit information from directors and executive officers to monitor potential conflicts of interest and comply with SEC requirements regarding approval or disclosure of “related person transactions.” We did not engage in any transaction in 2015 nor is there any currently proposed transaction that exceeds or is expected to exceed $120,000 in which we were or are a participant and in which a related person had or will have a direct or indirect material interest.

Board Meetings and Annual Meeting Attendance by Board Members

We expect each of our Board members to attend each meeting of the Board and of the committees on which he or she serves. We expect our directors to attend our annual meeting of stockholders. During 2015, the Board met six times and took one action by unanimous written consent. In 2015, no member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). All of our directors attended our 2015 Annual Meeting of Stockholders.

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Board Leadership Structure

We separate the roles of Chairman of the Board and the Chief Executive Officer. Our CEO, Ms. Salka, is responsible for working with the Board in setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board, Mr. Wheat, leads the Board in overseeing our strategy, provides guidance to our CEO and presides over meetings of the Board. The Board believes that having separate roles:

(1)	increases the independent oversight of the Company and enhances the Board’s objective evaluation of our CEO,

(2)	provides our CEO with an experienced sounding board in the Chairman, and

(3)	provides an independent spokesperson for the Company.

Board Role in Risk Oversight

The Board as a whole is responsible for overseeing our risk exposure as part of determining a business strategy that generates long-term shareholder value. The Board shapes our enterprise-wide risk capacity, appetite and tolerance levels that provide the foundation for our overall strategy and direction. The Board recognizes that risk mitigation not only preserves value, but also, when risk is managed appropriately, creates value and opportunity.

Indeed, purposeful and appropriate risk-taking in certain areas is important for us to be competitive and to achieve our long-term goals. Accordingly, the Board has implemented a risk governance framework in which it periodically identifies key risks facing us and determines our risk appetite for each of the identified key risks. We have designed our enterprise risk management process utilizing open communication between our executive team and Board to regularly highlight the opportunities and threats to our business and the steps we are willing to take to capitalize on our business opportunities and to mitigate against identified risks. As part of this process, we maintain an Enterprise Risk Management Committee, which as part of our annual strategic planning assists the Board in identifying key risks. We typically focus on five to seven risks annually, which risks may relate to, among other things, business operations, competitive landscape, supply of quality healthcare professionals, talent, technology systems and innovative strategies. The Enterprise Risk Management Committee also assists the Board in determining our risk tolerance for each key risk in light of our (1) existing risk capacity, (2) appetite, if any, to take on additional risk, (3) risk velocity and (4) mitigation factors. The Board’s determination of our key risks and our tolerance for each ultimately directly influences how we operate our business, including how we marshal our resources and make operational decisions.

With the oversight of our Board, members of our executive team, including our CEO, are given overall responsibility for monitoring and managing one or more identified key risks as well as Company risk generally. The members of our executive team and others, in turn, facilitate an appropriate culture of integrity and risk awareness for our team members. We also maintain internal processes and an internal control environment to facilitate the identification and management of risks. Our Board meets with management at regular Board meetings and, if necessary, at other times to discuss strategy and success in addressing our identified key risks along with any others that may face us from time to time.

In addition to the foregoing, each of the Board’s standing committees set forth below focuses attention on risk areas implicated by its area of expertise, and reports regularly to the Board on such risks. All committees play significant roles in carrying out the risk oversight function.

Audit Committee Risk Oversight. The Audit Committee assists the Board in fulfilling its oversight responsibilities of our compliance with ethical and certain legal requirements, and our process to manage business and financial risk. Among other things, the Audit Committee’s specific duties include:

(1)	overseeing the work of our independent auditors,

(2)	reviewing and discussing with management our major risk exposures and the steps management has taken to monitor, control and manage such exposures, including our risk assessment and risk management guidelines and policies,

(3)	reviewing and discussing with management key technology initiatives and risks and reviewing periodic cybersecurity reports,

(4)	approving procedures for receiving complaints by us regarding accounting, internal accounting controls or auditing matters, reviewing our code of conduct program and reviewing attorneys’ reports containing evidence of material violations of securities laws, breaches of fiduciary duty or other similar violations of state or federal law, and

(5)	reviewing the results of significant investigations, examinations or reviews performed by regulatory authorities and management’s responses.

Compensation Committee Risk Oversight. The Compensation and Stock Plan Committee (the “Compensation Committee”) is responsible for analyzing the risk associated with our compensation practices. We design our incentive compensation to reward officers and

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CORPORATE GOVERNANCE

other key employees for committing to and delivering on financial goals that we believe are challenging yet (i) reasonably achievable, (ii) require meaningful revenue and profitability performance to reach the target level, and (iii) require substantial revenue and profitability performance to reach the maximum level. The financial performance required to reach the maximum level of compensation is developed within the context of budget planning and, while difficult to achieve, is not viewed to be at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability. The Compensation Committee has reviewed our material cash incentive plans, which fall into two types: (1) those for front line sales production employees and (2) those for the sales and corporate leadership. The front line sales incentive plans typically provide incentives based on monthly or quarterly financial or individual and team operational metrics, and include monthly or quarterly payouts. Roughly half of our team members participate in one of our approximately 100 sales incentive plans. The sales and corporate leadership plans use annual financial targets based on consolidated and/or division metrics as well as individual leadership and performance considerations, and include quarterly or annual payouts. We have internal controls over financial reporting and the measurement and calculation of compensation goals, and other financial, operational and compliance policies and practices that are designed to keep these compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

The Compensation Committee considers the risks associated with the compensation plans in light of several factors, including (1) the amount of incentive compensation paid to a particular group as a percentage of total incentive cash paid and as a percentage of division and/or consolidated revenue, gross profit and adjusted EBITDA (“AEBITDA”), (2) the number of plan participants in any particular plan as a percentage of total incentive plan participants, and (3) the amount of target incentive compensation per individual plan participant, which typically ranges from 10% to 80% of total compensation (and can range from approximately 60% to 80% of named executive officers’ total compensation). The Compensation Committee believes the use of a long-term incentive award program with targets that span a three-year performance period balances risk and reward by discouraging excessive risk that could threaten our long-term value, but at the same time encourages innovation to build our value in the short- and long-term. The Compensation Committee also reviews our program for design features that have been identified by experts as having the potential to encourage excessive risk-taking, such as: (A) too much focus on equity, (B) compensation mix overly weighted toward short-term results, (C) highly leveraged payout curves and steep payout cliffs at specific performance levels that could encourage short-term actions to meet payout thresholds, and (D) unreasonable goals or thresholds. After its consideration of the foregoing factors, the Compensation Committee has determined that our compensation programs and policies do not create risks that are reasonably likely to have a material adverse effect on us.

Corporate Governance Committee Risk Oversight. The Corporate Governance Committee considers the risk associated with our quality programs. It reviews and discusses with our management relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

Committees of the Board

We have standing Audit, Corporate Governance, Compensation and Executive Committees. The Board committees are chaired by independent directors, each of whom reports to the Board at Board meetings on the activities and decisions made by their respective committees. The Board makes committee assignments and designates committee chairs based on a director’s independence, knowledge and areas of expertise. We believe this structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at

Board meetings. In line with our value of continuous improvement, the directors conduct an evaluation of the performance of the Board and each of the committees on an annual basis. We describe the current functions and members of each committee below. A more detailed description of the function, duties and responsibilities of the Audit, Corporate Governance and Compensation Committees is included in each Committee’s charter available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com.

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The table below provides current committee memberships and fiscal year 2015 committee meeting information:

Director	Audit(1)	Compensation(2)	Corporate Governance(3)	Executive
Mark G. Foletta	Member
R. Jeffrey Harris		Member	Member
Michael M.E. Johns, M.D.		Member	Chair
Martha H. Marsh		Chair	Member
Susan R. Salka				Member
Andrew M. Stern	Member		Member
Paul E. Weaver	Chair			Member
Douglas D. Wheat				Chair
Total Committee Meetings	9	6	4	2
Actions by Written Consent	0	1	0	1
(1)	The Board has determined that all Audit Committee members (A) are financially literate, and (B) meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act, and Section 303A of the NYSE Listed Company Manual. The Board has further determined that Mark G. Foletta and Paul E. Weaver are each an “Audit Committee Financial Expert” as defined by SEC Rules and Regulations.
(2)	The Board has determined that all members of the Compensation Committee meet the standards for independence required by the NYSE.
(3)	The Board has determined that all members of the Corporate Governance Committee meet the standards for independence required by the NYSE.

Audit Committee. Our Audit Committee Charter, last amended in December 2015, sets forth the duties of the Audit Committee. Generally, the Audit Committee is responsible for, among other things, overseeing our financial reporting process. In the course of performing its functions, the Audit Committee as provided by our Audit Committee Charter:

(1)	reviews our internal accounting controls and audited financial statements,

(2)	reviews with our independent registered public accounting firm the scope of its audit, its audit report and its recommendations,

(3)	considers the possible effect on the independence of such firm in approving non-audit services requested of it, and

(4)	appoints our independent registered public accounting firm, subject to ratification by our stockholders.

Corporate Governance Committee. Our Corporate Governance Committee Charter, last amended in September 2014, sets forth the duties of the Corporate Governance Committee. Generally, the Corporate Governance Committee:

(1)	identifies and recommends individuals qualified to become members of the Board,

(2)	evaluates periodically the Code of Business Conduct, the Financial Officers Code of Ethics and the Guidelines,

(3)	reviews the Board’s performance on an annual basis,

(4)	reviews and evaluates succession planning for the CEO and other members of our executive management team,
(5)	recommends potential successors to the CEO, and

(6)	reviews and discusses with our executive team relevant quality metrics, performance improvement, compliance with certification standards and related laws and regulations as well as our enterprise risk management process relating to the quality of our services.

With respect to director nominee procedures, the Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders or it may choose to engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Corporate Governance Committee considers the qualifications set forth in our Guidelines, including judgment, business and management experience (including financial literacy), leadership, strategic planning, reputation for honesty and integrity, diversity and independence from management. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of the Board. The Corporate Governance Committee may engage a third party to conduct or assist with the evaluation. Ultimately, the Corporate Governance Committee seeks to recommend to the Board those nominees whose specific qualities, experience and expertise will augment the current Board’s composition and whose past experience evidences that they will (1) dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties, (2) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations, and (3) adhere to our Code of Business Conduct.

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The Corporate Governance Committee considers stockholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the Bylaws. To have a nominee considered by the Corporate Governance Committee for election at the 2017 Annual Meeting of Stockholders, a stockholder must submit the recommendation in writing to the attention of our Secretary at our corporate headquarters no later than January 20, 2017 and no sooner than December 21, 2016. Any such recommendation must include the information set forth on Exhibit A to this proxy statement (page A-1). Once we receive the recommendation, we will deliver to the stockholder nominee a questionnaire that requests additional information about his or her independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the stockholder nominee, as well as certain information that must be disclosed about him or her in our proxy statement or other regulatory filings, if nominated. Stockholder nominees must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Corporate Governance Committee.

The Corporate Governance Committee received no recommendation for a director nominee from any stockholder for the director election to be held at the Annual Meeting.

Compensation Committee. The Compensation Committee Charter, last amended in April 2015, sets forth the duties of the Compensation Committee. Among other things, the Compensation Committee (i) reviews, and, when appropriate, administers and makes recommendations to the Board regarding (A) compensation (including employment agreements or severance arrangements, if applicable, and executive supplemental benefits or perquisites, if any) of our CEO, all senior officers that report directly to our CEO, and the directors and (B) our incentive compensation plans and equity-based plans, (ii) prepares the Compensation Committee Report and oversees the preparation of our compensation disclosure and analysis required by the SEC to be included in our annual proxy statement and recommends their inclusion in the annual proxy statement to the Board, (iii) recommends the proposals on “say-on-pay” and the frequency of the “say-on-pay” vote that are required by SEC rules, and (iv) evaluates the performance of our CEO.

Compensation Committee Interlocks and Insider Participation. The Compensation Committee, whose members are Mr. Harris, Dr. Johns and Ms. Marsh, consists exclusively of non-employee, independent directors, none of whom has a business relationship with us, other than in his or her capacity as director, or has any interlocking relationships with us that are subject to disclosure under the rules of the SEC related to proxy statements.

The Compensation Committee reviews all components of compensation of the named executive officers and other senior officers that directly report to our CEO on an annual basis and will consider changes at other times if a change in the scope of an officer’s responsibilities justifies such consideration. The Compensation Committee generally conducts its salary and bonus structure review for a particular year in the last quarter of the previous year or early in the subject year. At that time, the Compensation Committee evaluates compensation by, among other things, reviewing (1) peer benchmarking information relating to financial performance and compensation levels, (2) the individual’s performance, duties and experience, (3) analysis and advice from its compensation consultant, (4) our financial and operational performance, and (5) the recommendations of our CEO (who does not provide a recommendation for herself). With respect to our Senior Management Incentive Bonus Plan, as Amended and Restated (the “Bonus Plan”), which our stockholders reapproved in April 2012, the Compensation Committee, as the administrator of the Bonus Plan, designates which participants are eligible for an award, the performance criteria for the award and the maximum award each year. Prior to or at the beginning of each fiscal year, the Board sets financial targets for our performance. Thereafter, the Compensation Committee sets the range of financial performance and corresponding targets for the named executive officers’ cash incentive compensation under the Bonus Plan.

The Compensation Committee may also grant annual equity awards under our Equity Plan, as Amended and Restated (the “Equity Plan”). In addition to annual grants, the Compensation Committee has granted equity awards to key employees upon their initial employment, promotion or as special retention awards. To further serve this purpose, the Board adopted our 2014 Employment Inducement Plan under which we may issue up to 200,000 shares of our Common Stock to prospective employees and officers. In the Compensation Committee’s discretion, it may authorize our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant generally being the effective date of the grantee’s promotion or commencement of employment. The Compensation Committee reviews any awards granted by our CEO. The Compensation Committee does not have any policy or practice to time the grant of equity awards in conjunction with the release of material non-public information.

The Compensation Committee retains an independent consultant to assist it in fulfilling its responsibilities. Since 2008, the Compensation Committee has utilized Frederic W. Cook & Co., Inc. as its compensation consultant. Our compensation consultant advises the Compensation Committee on a variety of topics, including, among others, our equity compensation program, the design of our cash incentive program, the evaluation of the alignment of our compensation program with our stockholders’ interests, the risks presented by our executive compensation program structure, the assessment of the program compared to our peers and director and executive compensation trends.

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In retaining and utilizing Frederic W. Cook & Co., the Compensation Committee considers (1) directors’ experience with its employees and representatives while serving on other boards, (2) knowledge and experience in executive compensation program design, corporate finance and legal and regulatory issues, (3) experience providing consultative services to boards, as well as its analysis of our existing program and proposal of key considerations in evaluating and strengthening our program and (4) factors affecting independence, including factors set forth by the NYSE for evaluating the independence of advisors. In connection with its consideration of Frederic W. Cook & Co.’s independence, the Compensation Committee factored in that Frederic W. Cook & Co. does provide consulting services to other companies that have a director who is also a director of ours, but it does not have any other relationship with or provide any other services to us. As a result of the Compensation Committee’s review of the factors affecting independence, it has determined that Frederic W. Cook & Co. is independent and has no conflicts of interest with us.

Executive Committee. The Executive Committee exercises the power of the Board in the interval between meetings of the Board.

Executive Sessions of Non-Management Directors

The Board has regularly scheduled Executive Sessions during the year at which management directors are not present and over which the Chairman presides.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of our Secretary at our corporate headquarters located at 12400

High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of each such communication and forwards any that the Secretary believes requires immediate attention to the appropriate members of the Board, who then determine how such communication should be addressed.

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DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Director Cash Compensation

We pay non-management directors an annual cash retainer and no meeting fees. Additionally, the Chairman of the Board and Committee Chairpersons receive an additional annual retainer. We also reimburse directors for out-of-pocket expenses incurred in connection with their service. Annual retainers are payable in four equal quarterly installments. The table below sets forth the annual retainers for fiscal year 2015.

Position	Annual Retainer ($)
Non-Management Director	60,000	(1)
Chairperson of the Board	75,000
Chairperson of Audit Committee	30,000
Chairperson of Compensation Committee	15,000
Chairperson of Corporate Governance Committee	10,000
(1)	Effective beginning April 1, 2015, we increased the non-management director retainer from $50,000 to $60,000.

Director Equity Compensation

We typically grant equity awards to non-management directors upon appointment or election to the Board, and annually thereafter during the director’s term and anticipate that we will continue to grant annual equity awards to non-management directors at some level for the foreseeable future. Since 2010, the aggregate grant date fair value (“AGD Fair Value”) of such awards has typically been approximately $135,000.

On April 22, 2015, we granted each non-management director an equity award of 5,532 restricted stock units (“RSUs”), which will vest on April 20, 2016. Each director had the option of deferring receipt of shares of Common Stock underlying vested RSUs until his or her separation of service or receiving them upon vesting.

Director Compensation Table

The following table provides information about the compensation that our directors earned during fiscal year 2015. The table does not include Ms. Salka, who received no additional compensation for her service as a director.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Total ($)
Mark G. Foletta	57,500	134,981	192,481
R. Jeffrey Harris	57,500	134,981	192,481
Michael M.E. Johns, M.D.	67,500	134,981	202,481
Martha H. Marsh	72,500	134,981	207,481
Andrew M. Stern	57,500	134,981	192,481
Paul E. Weaver	87,500	134,981	222,481
Douglas D. Wheat	132,500	134,981	267,481
(1)	The amount set forth in this column represents the AGD Fair Value of the 5,532 RSU equity award we granted each of our directors on April 22, 2015, which will vest on April 20, 2016. For the aggregate number of unexercised options and stock appreciation rights (“SARs”) for each director at December 31, 2015, please see the applicable footnotes to the table under the heading entitled “Security Ownership and Other Matters – Security Ownership of Certain Beneficial Owners and Management” below. There were no changes between December 31, 2015 and the Record Date that affected the aggregate number of unexercised options or SARs held by any director that are described in the applicable footnotes to such table (nor are there unvested awards held by directors not described therein).

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Director Equity Ownership Requirement

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. Accordingly, it is the Board’s desire that each non-management director will hold Common Stock and vested but unsettled RSUs of the Company equal to a value of at least three times the director’s annual cash retainer, i.e., $180,000. The value of unvested RSUs and vested or unvested SARs and options are not taken into account in determining whether a director meets our director equity ownership guidelines. As of December 31, 2015, all of our directors satisfy our director equity ownership guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation objectives, philosophy, practices and programs as well as how the Compensation Committee determines executive compensation under those programs. In particular, this CD&A provides information related to each of the following aspects of our executive compensation program: (1) the objectives and philosophy of our executive compensation program, (2) our executive compensation oversight, processes and criteria, (3) the components of our compensation program, and (4) how each component fits into our overall compensation objectives.

Our CD&A focuses on the compensation of our named executive officers for fiscal year 2015, who were: (1) Susan R. Salka, President and Chief Executive Officer, (2) Brian M. Scott, Chief Financial Officer, Chief Accounting Officer and Treasurer, (3) Ralph S. Henderson, President, Healthcare Staffing, and (4) Denise L. Jackson, Senior Vice President, General Counsel & Secretary. In January 2016, we changed Mr. Henderson’s title to President, Professional Services and Staffing.

Executive Summary

We believe that our executive compensation program should be and is designed to help us build long-term shareholder value. Among other things, the Compensation Committee premises our compensation objectives on the following guiding principles:

•	Pay for performance, with variable pay constituting a significant portion of total compensation,
•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in shareholder value,

•	Support the attainment of our short- and long-term financial and strategic objectives, and

•	Attract, retain and motivate highly skilled executives.

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COMPENSATION DISCUSSION AND ANALYSIS

We highlight below some of our “do’s” and “don’ts” as it relates to our executive compensation program for our named executive officers.

What We Do

✓	Executive Compensation Philosophy. We maintain an Executive Compensation Philosophy for the Company, which we review at least every other year.

✓	Align Pay with Our Performance. Our named executive officer pay is aligned with actual total shareholder returns and our financial performance, with variable pay constituting roughly 60% to 80% of named executive officer compensation.

✓	Reward Improvement in Shareholder Value. We grant performance restricted stock units (“PRSUs”) based on absolute and relative total shareholder return (“TSR PRSUs”) over a three-year performance period, which is intended to reward named executive officers for above market stock performance (relative to companies in the Russell 2000 Index) or hold them accountable for relatively poor stock performance (relative to companies in the Russell 2000 Index).

✓	Grant PRSUs that Focus on Our Long-Term Goals. We grant PRSUs based on our long-term annual AEBITDA margin goals (“AEBITDA PRSUs”).

✓	Require Stock Ownership. We maintain meaningful stock ownership guidelines under which our CEO is required to hold shares of Common Stock equal in value to three times her base salary and other named executive officers are required to hold shares of Common Stock equal in value to two times their annual base salary.

✓	Cap Incentive Awards. We maintain a cap on annual bonus awards under the Bonus Plan of 200% to 240% for our named executive officers.

✓	Regularly Review Our Peer Group. We regularly review our designated peer group to ensure that our compensation program is properly aligned with the actual peers with which we compete for talent and business.

What We Don’t Do

×	No Risky Programs. We do not engage in compensation programs that create undue risk.

×	No Pledges or Hedges of, or Liens on, our Common Stock. We prohibit the pledging of, or hypothecating, or otherwise placing a lien on, any Common Stock or other equity interests of the Company. We also prohibit hedging.

×	No Employment Contracts Other than with CEO. We do not provide employment contracts other than for our CEO.

×	No Perquisites. We generally provide no perquisites to named executive officers.

×	No Tax Gross-ups. We have committed to cease entering into new employment or other agreements with tax gross-ups for named executive officers.

×	No Options or SARs. We have not granted equity awards in the form of options or SARs since 2010.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 Financial, Operational and Stock Performance Highlights

A long-standing principle of our executive compensation program is to link pay to performance. Accordingly, when making compensation decisions, we analyze our financial, operational and stock performance and execution on our strategic initiatives. As set forth below, the Company delivered exceptionally strong financial and stock performance in 2015 and continued to make significant progress on our long-term strategic goals.(1)

Highlights for 2015 included:

•

The price of our Common Stock increased 58% in 2015, from $19.60, the closing price on December 31, 2014, to $31.05, the closing price on December 31, 2015, which brought our cumulative total shareholder return for the last three years (i.e., since December 31, 2012) to 169%.

•	Our consolidated AEBITDA(2) increased year over year 81%, from $91.5 million to $165.2 million, which exceeded our 2015 operating plan (“2015 Ops Plan”) target of $112.0 million by 47%.
•	Our annual consolidated AEBITDA margin(3) increased 250 basis points year over year, from 8.8% to 11.3%.

•	Our consolidated revenue increased 41% year over year, from $1.036 billion to $1.463 billion, which exceeded our 2015 Ops Plan target by 17%.

•

We expanded our workforce solutions offerings to include healthcare executive and leadership interim staffing and permanent placement services through our acquisitions of B. E. Smith, The First String Healthcare, and MillicanSolutions.

•	We successfully integrated our earlier acquisitions of Avantas, Medefis, Onward Healthcare and Locum Leaders, all of whom we believe provided immediate strategic value to our clients.

•

We continued to make progress on our long-term initiative of significantly upgrading our front and back office technology platforms in order to deliver best-in-class client and healthcare professional experiences and optimize the efficiency of our business operations.

The following charts compare our year-over-year performance on certain financial metrics that we utilized in making compensation decisions for our named executive officers in 2015.

(1)	For more detail regarding our financial results, please see our 2015 annual report on Form 10-K filed by us with the SEC on February 24, 2016 and provided to you concurrently with this proxy statement. We provide the summary financial information in this proxy statement solely to help you in your evaluation and review of our CD&A. It should not be used as a substitute for a review of the detailed financial information in our 2015 annual report on Form 10-K.
(2)	For information on AEBITDA, and a reconciliation of it to our net income for 2015, please see Exhibit B to this proxy statement (page B-1).
(3)	AEBITDA margin represents, as a percentage, AEBITDA divided by consolidated revenue.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee placed considerable emphasis on our total shareholder return and financial and operational performance over the past 12 months in determining our CEO’s 2015 cash bonus as well as her 2015 equity award. The price of our Common Stock increased 58% in 2015. Because certain compensation information included in this proxy statement spans the last three fiscal years, we have set forth below our cumulative total shareholder return and compound annual return for the one-, two- and three-year periods ended December 31, 2015.

Period	Cumulative Total Shareholder Return (1)	Compound Annual Return	Common Stock Price at Beginning of Period
One-Year Period Ended December 31, 2015	58%	58%	$19.60
Two-Year Period Ended December 31, 2015	111%	45%	$14.70
Three-Year Period Ended December 31,2015	169%	39%	$11.55
(1)	Cumulative total shareholder return is the percentage increase in the closing price of our Common Stock on the trading day at the end of the relevant investment period from the closing price of our Common Stock on the last trading day of the year preceding the beginning of the applicable period. We did not pay any dividends during the periods set forth in this table.

2015 Compensation for Our Named Executive Officers

Numerous factors influenced our compensation decisions for 2015 with the overarching goal of closely linking pay to performance. In 2015, performance-based cash incentives and equity compensation (which is inherently linked to performance) comprised 81% of our CEO’s compensation, and over two-thirds of the total compensation for each of our other named executive officers. The chart set forth below illustrates the percentage breakdown of our 2015 CEO compensation (excluding the impact of the “All Other Compensation” column) as set forth in the Summary Compensation Table.

The Compensation Committee based its 2015 compensation decisions around financial goal setting for 2015 and other actions influencing executive compensation on the expectation that (1) we would achieve market-leading revenue and AEBITDA growth on a consolidated basis and within each of our business segments, and (2) our named executive officers would lead their teams to successfully execute our business strategy in a manner that reflected our core values. Because of, among other things, our exceptional operational and financial performance, our excellent total shareholder return and the continued significant progress made on our strategic initiatives, each named executive officer received 200% to 240% of his or her 2015 target bonus.

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COMPENSATION DISCUSSION AND ANALYSIS

We set forth below the breakdown of each named executive officer’s compensation for 2015 as taken from the Summary Compensation Table.

Compensation Program Philosophy and Objectives

Our “Executive Compensation Philosophy” embraces the following principles, which the Compensation Committee re-affirmed in April 2015 during its review of our Executive Compensation Philosophy:(4)

•	Pay for performance, with variable pay constituting a significant portion of total compensation,

•	Create commonality of interest between our executives and stockholders by tying realized compensation directly to changes in shareholder value,

•	Support the attainment of our short- and long-term financial and strategic objectives,

•	Reward our executives for long-term improvement in shareholder value,

•	Provide differentiated pay based on an executive’s contributions to our performance,
•	Attract, retain and motivate highly skilled executives,

•	Build a strong talent base to reinforce our succession plan objectives,

•	Be competitive with companies in our peer group, and

•	Maximize the financial efficiency of the overall program from tax, accounting, and cash flow perspectives.

With these principles as our foundation, we have designed and continually evaluate and modify, as necessary, our executive compensation program to support our strategic objectives of achieving above-market growth in revenue and profitability by (1) being a market leader and innovator in healthcare workforce solutions and staffing services, (2) growing our overall revenue mix from workforce solutions and technology and (3) delivering a superior customer experience through operational excellence and agility.

(4)	Our Executive Compensation Philosophy is available in the link entitled “Corporate Governance” located within the “Investor Relations” tab of our website at www.amnhealthcare.com.

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COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy is reflected in the primary components of our executive compensation program: (1) base salary, (2) annual cash performance bonuses, and (3) long-term incentive awards, typically in the form of equity. The Compensation Committee’s overall philosophy is to set total target compensation (salary, short-term annual performance awards, and long-term incentive awards) at or about the median level of competitive practice both for individual compensation components as well as the total target compensation, although it may vary, sometimes significantly, upward or downward from the median for individual named executive officers based on individual performance, experience, scope of responsibilities, internal parity considerations, the recommendations of our CEO (for compensation other than her own) and succession considerations.(5)

Base Salary

We utilize base salary as an essential component of our executive compensation program. We utilize base salary to attract and retain talented executives and to provide them with a fixed base of cash compensation. As set forth below, we analyze a variety of factors in addition to peer group comparative information in setting salaries for our named executive officers.

Annual Cash Incentive Performance Bonus

The principles associated with our performance-based compensation reflect a balance of objectives. Our annual cash incentive consists of (1) a financial performance component that we base solely on our annual operational results as measured against certain financial metrics (the “Financial Component”) and (2) a non-financial component based on, among other things, (A) our performance relative to our direct competitors and (B) individual leadership contributions (the “RP/Leadership Component”). We focus the Financial Component on the achievement of financial targets set out in our annual operating plan that we set with the goal of achieving what we believe constitutes above market performance in the healthcare workforce solutions industry. Because we base our annual operating plan on goals related to the execution of our operational and business strategies, the annual cash incentive plan supports the achievement of our strategic goals. The RP/Leadership Component of our annual cash incentive focuses on incentivizing both superior performance over our direct competitors as measured against certain financial metrics and effective leadership in line with our core values and executive leadership competencies. The Compensation Committee also considers relative and total shareholder return in determining our CEO’s award under the RP/Leadership Component.

Long-Term Incentives

We believe our long-term incentives should consist primarily of equity. The principles guiding the design of our long-term incentive plans include utilizing long-term incentives to (1) align executive and stockholder interests, (2) enhance focus on improvements in operating performance and the creation of shareholder value, (3) drive achievement of our long-term strategic objectives, (4) support long-term retention of key contributors and (5) retain and incent potential CEO successors. We also believe that the aggregate cost of long-term incentives should be reasonable in comparison to our peer group, should avoid excessive levels of shareholder value transfer in relation to our peer group and should be reasonable in cost in light of our annual and long-term operating plans. With the foregoing principles in mind, our long-term incentive plan utilized three vehicles for all named executive officers as follows:

✓	PRSUs Based on Total Shareholder Return. We utilized TSR PRSUs, the ultimate realizable value of which depend on performance against two measures: (1) a relative basis against a broader market (companies in the Russell 2000 Index at the beginning of the performance period) and (2) an absolute total shareholder return basis. Because our TSR PRSU awards measure relative total shareholder return and absolute total shareholder return over a three-year period, we believe this type of award encourages longer-term strategic focus on the creation of shareholder value beyond execution of annual financial targets.

✓	PRSUs Based on Annual AEBITDA Margin. We had a goal of achieving a 10% annual AEBITDA margin. Beginning in 2013, we created our AEBITDA PRSU to further incent our named executive officers to achieve that goal by 2016. As discussed above, we substantially exceeded our AEBITDA margin goal in 2015. We have set our AEBITDA margin goal to 13% for 2018, which will serve as the target for our 2016 AEBITDA PRSU awards.

(5)	The Compensation Committee relies on, among other things, publicly available information of our peer companies and of other companies of similar size as aggregated by third party sources for comparative compensation information for named executive officers to determine peer group median levels of the various compensation components and the median aggregates thereof. For certain positions, i.e., the CEO and CFO positions, which job responsibilities are typically well established and substantially identical among peers and other companies of similar size to us, the comparative data is relatively straightforward. For our President, Healthcare Staffing and our Senior Vice President, General Counsel and Secretary, who maintain positions that do not necessarily correspond with our peers’ or other companies’ named executive officers, comparative data is more difficult to analyze and requires judgment, assumptions and estimates as to what constitutes the median for such positions.

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COMPENSATION DISCUSSION AND ANALYSIS

✓	Traditional Time-Vested RSUs. We utilized time-vested RSUs as part of our long-term incentive program the ultimate value of which depend on the price of our Common Stock and provide for performance-based accelerated vesting. In addition to stockholder alignment, we believe these awards are a necessary and effective retention tool, which is consistent with our compensation principles.

Additionally, to support specific succession planning and retention objectives for Mr. Henderson and Mr. Scott, both of whom we consider to be highly-skilled and valuable executives, we granted each of them a special equity award during 2015, which we discuss more fully below.

Our Compensation Program Oversight

The primary responsibilities of the Compensation Committee include oversight of our executive compensation programs. Specifically, they include:

•	determining the compensation of our CEO and, in partnership with our CEO, establishing the compensation of all other named executive officers, including salary, cash incentives and equity awards,

•	making recommendations to the Board regarding the design of our incentive compensation programs, and

•	establishing the financial metrics and performance targets under our incentive compensation programs.

The duties of the Compensation Committee require specific knowledge regarding the executive compensation market. Accordingly, to understand our position within the marketplace for management talent and to assist the Compensation Committee in making compensation decisions that will help attract and retain a strong management team, the Compensation Committee reviews (1) compensation information for companies comparable in size and industry, (2) our financial performance both against our internal financial targets and our designated peer group, and (3) internal compensation comparability among senior executives.

Because the Compensation Committee compares our performance against that of our peer group as part of its oversight responsibilities, it must determine our peer group. Indeed, the Compensation Committee believes that one of the most important factors that it must consider in ensuring that our compensation program remains competitive is the proper identification and selection of our peers, as we often compete for executive talent with such peers. Accordingly, the Compensation Committee evaluates and modifies, as appropriate, the members of our peer group annually. We select peers primarily from the healthcare staffing and management services sector and the commercial recruitment and staffing sector, and to a lesser extent, from the broader healthcare service industry. Like us, many of our peers are in both the S&P SmallCap 600 Index and the S&P Composite 1500 Index. Our 2015 peer group as determined by our Compensation Committee was as follows:

Peer	Peer
Amedisys, Inc.	IPC Healthcare, Inc.
CDI Corp.	Kforce Inc.
Cross Country Healthcare, Inc.	Korn/Ferry International
Gentiva Health Services, Inc.	LHC Group, Inc.
Healthways, Inc.	MedAssets, Inc.
Heidrick & Struggles International, Inc.	On Assignment, Inc.
Insperity, Inc.	TrueBlue, Inc.

Our 2015 peer group ranged from approximately $548 million to $2.7 billion in revenues based on each peer’s most recently reported (as of February 25, 2016) four fiscal quarters and from approximately $133 million to $2.4 billion in market capitalization (as of December 31, 2015). For purposes of comparison, our consolidated revenue for our most recently reported last four fiscal quarters equaled $1.46 billion and our market capitalization as of December 31, 2015 equaled approximately $1.48 billion, placing us in the upper third of our 2015 peer group for both metrics. We have excluded Gentiva Health Services, Inc. from the market capitalization and revenue calculations above because they were acquired in 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

In July 2015, the Compensation Committee evaluated our peer group for 2016 using, among other metrics, annual revenue and market capitalization. It reviewed (1) our 2015 peer group, (2) peers utilized by Institutional Shareholder Services (“ISS”) that were not in our 2015 peer group, (3) companies that were not in our 2015 peer group that disclosed us in their proxy statement as part of their peer group and (4) companies within our GICS code that met ISS’s revenue band criteria. Based on its evaluation, the Compensation Committee made the following changes to our peer group effective for 2016:

Additions	Subtractions
Premier, Inc.	Gentiva Health Services, Inc.
Huron Consulting Group Inc.	Heidrick & Struggles International, Inc.
Healthcare Services Group, Inc.	CDI Corp.

Components of Our Compensation Program

In line with our core value of continuous improvement, we (1) listen to our stockholders, (2) review the latest trends in executive compensation practices, (3) evaluate whether certain pay practices are viewed with disfavor by stockholders or proxy advisory services and (4) review our pay practices to ensure that we have designed and implemented compensation programs that we believe will create value for our stockholders with a balance of short- and long-term incentives. The principal components of our executive compensation program include:

(1)	base salary,

(2)	short-term or annual performance awards in the form of cash bonuses,

(3)	long-term incentive awards,

(4)	a non-qualified deferred compensation plan as well as benefits generally available to all of our employees, and

(5)	for our CEO, an employment agreement with severance provisions and, for our other named executive officers, severance arrangements.

Base Salary

Base salary serves as the first component of our executive compensation program. In setting base salaries, the Compensation Committee considers a number of factors, including:

(1)	the market salary for similarly situated executives within our peer group and industry and against national benchmarks,

(2)	our operational and financial performance,

(3)	our stock performance,

(4)	individual performance, knowledge, experience and responsibilities, and

(5)	for those who report to her, the recommendations of our CEO.

We evaluate our operational and financial performance in light of our annual internal objectives and our annual operating plan, the healthcare staffing industry performance and peer benchmarking data. We evaluate our stock performance against our peer group and the Russell 2000 Index. Our CEO bases her recommendations on the same factors the Compensation Committee considers, and her recommendations are particularly helpful for the Compensation Committee to evaluate the other executive officers’ performance, knowledge, experience and responsibilities.

Annual Cash Incentive Performance Bonus

Annual cash performance bonus opportunities serve as the second component of our executive compensation program. The Bonus Plan is the mechanism by which the Compensation Committee provides such opportunities. We intend our Bonus Plan to provide a strong incentive for our officers to achieve annual financial objectives that support our strategic objectives. Although certain details of the annual bonus incentive may change from year to year based upon the Compensation Committee’s focus, a few key components comprise its general structure, including specific financial goals based on our annual operating plan. The metrics typically include such financial measures as consolidated revenue and consolidated AEBITDA. The Compensation Committee sets threshold, “target” (i.e., 100%) and maximum amounts for bonuses and a weight for each metric that corresponds to the level of achievement we require to trigger a threshold, target or maximum bonus for the named executive officer under such metric. The threshold level for each metric typically starts at a minimum performance level, e.g., 90% of the targeted consolidated AEBITDA, provided that the minimum level exceeds the prior year’s actual reported results. The maximum bonus typically requires a performance level of 110% to 130% of the target amount for each metric. A portion of the bonuses has been based on non-financial factors, such as performance relative to direct competition, leadership and strategic metrics and total shareholder return.

In setting the named executive officers’ target bonus, the Compensation Committee evaluates benchmarking data for comparable positions generally and within our peer group, the recommendations of our CEO (except with respect to her target bonus), individual performance, knowledge, experience

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COMPENSATION DISCUSSION AND ANALYSIS

and responsibilities, and the amount of the potential bonus under various performance scenarios. As with base salary, the Compensation Committee considers these factors in the context of each individual’s total cash compensation as well as the total compensation package (i.e., equity and cash) generally.

The Compensation Committee may amend the Bonus Plan at any time and may also amend any outstanding award granted under the Bonus Plan, provided it may not amend the Bonus Plan without the approval of our stockholders if the amendment would affect the tax deduction of payments made under it.

Long-Term Incentives

Long-term incentives in the form of equity awards serve as the third component of our executive compensation program. Under our Equity Plan, we grant equity awards, with various vesting parameters, typically three years in length, to named executive officers and key employees as an incentive to have a long-term perspective in supporting and developing our strategic objectives. We also use them as an employee retention tool. Since 2011, we have utilized PRSUs as part of our long-term incentive structure to strengthen the performance-based component of the long-term incentive program. In 2015, we utilized TSR PRSUs and AEBITDA PRSUs for performance-based equity for all of our named executive officers.

Retirement and Health Plans

Retirement plans and other customary employee benefits serve as the fourth component of our executive compensation program. We adopted our 2005 Amended and Restated

Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”) primarily as a result of a market review that indicated that a deferred compensation plan was a significant component of executive compensation. We exclude our named executive officers from participating in our 401(k) plan, primarily to assist us in satisfying discrimination testing performed on our 401(k) plan. The Deferred Compensation Plan serves as the only retirement plan for our management, including our named executive officers. The Deferred Compensation Plan is not intended to be tax qualified. We describe the Deferred Compensation Plan more fully in the section entitled “Nonqualified Deferred Compensation” below.

We offer healthcare insurance and other employee benefit programs to our named executive officers, which are generally the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong talent.

Employment and Severance Agreements

Severance arrangements serve as the fifth component of our executive compensation program. We are party to an employment agreement with our CEO, which contains severance provisions, and have entered into severance agreements with each of our other named executive officers. We entered into these agreements in support of our objectives regarding attraction and retention of strong management. In determining the appropriate severance levels, we considered survey data, advice from our compensation consultants and the Compensation Committee’s experience. We describe the terms of these agreements more fully in the section entitled “Termination of Employment and Change in Control Arrangements” below.

Our 2015 Compensation Program and Results

Our named executive officers’ 2015 direct compensation consisted of the first four components identified above. We discuss in detail below the base salary, cash bonus and long-term incentive components of our 2015 compensation program.

Base Salary

In late 2014 and early 2015, the Compensation Committee reviewed salary levels for the named executive officers and approved modest increases ranging from two to five percent for certain of the named executive officers. The Compensation Committee set annual base salaries for our named executive officers for 2015 as follows:

Named Executive Officer	2014 Salary ($)	2015 Salary ($)	% Increase from 2014 Salary
Susan R. Salka	718,000	740,000	3
Brian M. Scott	400,000	420,000	5
Ralph S. Henderson	410,000	420,000	2
Denise L. Jackson	365,000	365,000	0

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Bonus Plan

Target Bonus. In January 2015, the Compensation Committee reviewed the target bonus level for each named executive officer, which we express as a percentage of annual base salary. After its review, the Compensation Committee decided to maintain existing bonus percentage targets, with the exception of Mr. Henderson’s whose bonus target percentage increased from 65% to 70%. The table below shows 2015 target bonus information for each named executive officer both in dollar amount and as a percentage of salary together with, for comparative purposes, the same figures for 2014.

Named Executive Officer	2014 Bonus Target (% of Salary)	2015 Bonus Target (% of Salary)	2014 Bonus Target ($)	2015 Bonus Target ($)
Susan R. Salka	100	100	718,000	740,000
Brian M. Scott	75	75	300,000	315,000
Ralph S. Henderson	65	70	266,500	294,000
Denise L. Jackson	55	55	200,750	200,750

Structure. Consistent with the last several years, in 2015, the Financial Component comprised 70% of the total target bonuses, and the RP/Leadership Component comprised the remaining 30%. We tied the Financial Component of the bonus to the achievement of financial targets set forth in the

2015 Ops Plan that we believed represented above market growth for each of our three business segments. As a threshold, the Company had to achieve reported AEBITDA that exceeded its 2014 reported AEBITDA amount of $91.5 million before any bonuses under any metric could be earned.

The table below shows the 2015 metrics and weighting applicable to them for each named executive officer:

Named Executive Officer	2015 Consolidated Revenue	2015 Consolidated AEBITDA	2015 Nurse & Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment Revenue	2015 Nurse & Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment AEBITDA	RP/ Leadership Component
Susan R. Salka	35%	35%	0	0	30%
Brian M. Scott	35%	35%	0	0	30%
Ralph S. Henderson	10%	10%	25%	25%	30%
Denise L. Jackson	35%	35%	0	0	30%

Rationale of Annual Bonus Performance Goals. The Compensation Committee has continued to utilize financial, relative performance and leadership goals in its annual incentive bonus program over the last several years for a variety of reasons. It chose revenue because it believes it is the best measurement to evaluate the success of our strategy to grow as a workforce solutions company and because investors focus on revenue growth as a metric in evaluating our performance. It chose AEBITDA because management, the Board, stockholders and analysts use this measure to assess our profitability and performance. Indeed, these two metrics are routinely areas of focus (along with net income) during our earnings calls. Furthermore, the Compensation Committee believes AEBITDA is an objective measure of management’s performance, and it excludes items over which management has less control, such as amortization, interest expense and taxes. The Compensation Committee uses the RP/Leadership Component to, among other things, distinguish among individuals with respect to non-financial metrics, such as leadership, personal performance and contributions, and execution on our strategic initiatives.

The actual consolidated revenue and consolidated AEBITDA amounts required to reach the 100% target level represented growth that the Compensation Committee believed exceeded general organic growth rates in the markets we serve and took into account the acquisitions we made during late 2014 and early 2015. The threshold for a named executive officer to receive a bonus on the consolidated financial metrics required achieving 82% and 90.5% of our 2015 Ops Plan target for Pre-Bonus AEBITDA (“PB AEBITDA”)(6) and consolidated revenue, respectively. Additionally, receipt of the target bonus amount for each financial metric required us meeting 100% of our 2015 Ops Plan for that metric, which represented year-over-year consolidated revenue and AEBITDA growth of 7.4% and 8.3%, respectively.

2015 Bonus Plan Payouts. We set forth below a table ($ in 1000’s) summarizing how we performed against the 2015 Ops Plan financial performance metrics utilized in whole or in part in determining the Financial Component portion of our named executive officers’ bonuses.

(6)	For purposes of determining whether the consolidated AEBITDA target had been achieved in 2015 solely for purposes of determining bonus amounts, the Compensation Committee excluded the payout of bonuses from AEBITDA. We identify this measurement as “PB AEBITDA” in this proxy statement. Under no circumstances should PB AEBITDA be used to substitute for any other financial metric and is used by us solely to determine bonus amounts.

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COMPENSATION DISCUSSION AND ANALYSIS

Metric	2015 Ops Plan Target	2015 Results	$ Variance From 2015 Ops Plan Target	% Variance From 2015 Ops Plan Target
Consolidated Revenue	1,249,643	1,463,065	213,422	17.1
PB AEBITDA	116,347	174,375	58,028	49.9
Consolidated AEBITDA	112,044	165,176	53,132	47.4
Nurse and Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment Revenue	1,213,835	1,409,027	195,192	16.1
Pre-Bonus Nurse and Allied Healthcare Staffing and Locum Tenens Staffing Combined Segment AEBITDA	143,654	198,303	54,649	38.0

With respect to the RP/Leadership Component, the Compensation Committee believes our named executive officers provided outstanding leadership that resulted in an exceptional financial and operational year for us on an absolute basis and as compared to our peers. Among other things, we successfully completed the acquisitions of The First String Healthcare, MillicanSolutions, B. E. Smith and HealthSource Global Staffing, which furthered our strategic goal of expanding our workforce solutions offerings. We completed the integration of Onward Healthcare, Locum Leaders, Medefis and Avantas into our family of companies.

At the same time, we delivered strong organic growth. Additionally, the Company received three corporate governance-type awards and individual named executive officers received leadership-type awards from various groups as well as industry recognition as top executives. As a result, all named executive officers received the maximum award under the RP/Leadership Component of 200% to 250% of their respective targets. Our CFO received an additional discretionary bonus of $31,500 outside of the Bonus Plan based on his exceptional contributions in 2015.

The tables below set forth summary calculations for each named executive officer’s bonus under the Bonus Plan.

MS. SALKA’S BONUS METRICS
	PB AEBITDA			Revenue			RP/Leadership
Levels	% of Target	PB AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Bonus Amount ($)
Maximum	120	139,617	518,000	110	1,374,607	518,000	200	444,000
Target	100	116,347	259,000	100	1,249,643	259,000	100	222,000
Threshold	82	95,405	25,900	90.5	1,130,927	12,950	None	N/A
MS. SALKA’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	139,617	518,000	110	1,374,607	518,000	200	444,000
Total Bonus Earned: $1,480,000				Bonus as % of Target Bonus: 200%

MR. SCOTT’S BONUS METRICS
	PB AEBITDA			Revenue			RP/Leadership
Levels	% of Target	PB AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Bonus Amount ($)
Maximum	120	139,617	220,500	110	1,374,607	220,500	200	189,000
Target	100	116,347	110,250	100	1,249,643	110,250	100	94,500
Threshold	82	95,405	11,025	90.5	1,130,927	5,512	None	N/A
MR. SCOTT’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	139,617	220,500	110	1,374,607	220,500	200	189,000
Total Bonus Earned: $630,000				Bonus as % of Target Bonus: 200%

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COMPENSATION DISCUSSION AND ANALYSIS

MR. HENDERSON’S BONUS METRICS
	PB AEBITDA			Consolidated Revenue			Combined Segment Pre- Bonus AEBITDA			Combined Segment Revenue			RP/Leadership
Levels	% of Target	PB AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Pre-Bonus AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Bonus Amount ($)
Maximum	120	139,617	58,800	110	1,374,607	58,800	130	186,751	183,750	115	1,395,910	183,750	250	220,500
Target	100	116,347	29,400	100	1,249,643	29,400	100	143,655	73,500	100	1,213,835	73,500	100	88,200
Threshold	82	95,405	2,940	90.5	1,130,927	1,470	83	119,233	11,025	90.5	1,098,520	3,675	None	N/A
MR. HENDERSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	139,617	58,800	110	1,374,607	58,800	130	186,751	183,750	115	1,395,910	183,750	250	220,500
Total Bonus Earned: $705,600						Bonus as % of Target Bonus: 240%

MS. JACKSON’S BONUS METRICS
	PB AEBITDA			Revenue			RP/Leadership
Levels	% of Target	PB AEBITDA ($ in 1000’s)	Bonus Amount ($)	% of Target	Revenue ($ in 1000’s)	Bonus Amount ($)	% of Target	Bonus Amount ($)
Maximum	120	139,617	140,525	110	1,374,607	140,525	200	120,450
Target	100	116,347	70,263	100	1,249,643	70,263	100	60,225
Threshold	82	95,405	7,026	90.5	1,130,927	3,513	None	N/A
MS. JACKSON’S BONUS METRICS ACHIEVED AND BONUS EARNED
Earned	120	139,617	140,525	110	1,374,607	140,525	200	120,450
Total Bonus Earned: $401,500				Bonus as % of Target Bonus: 200%

Long-Term Incentive Compensation

In 2015, the Compensation Committee granted equity awards to each named executive officer. In addition to the factors it considered for the other components of compensation as previously discussed, the Compensation Committee also took into account succession planning in determining the appropriate amount of equity to award to each named executive officer. Each of our named executive officers received three types of long-term incentive awards in 2015: (1) a TSR PRSU, (2) an AEBITDA PRSU linked to our AEBITDA margin goal for fiscal year 2017, and (3) a time-vested RSU. In addition, in support of our CEO succession planning strategy and to further incentivize Messrs. Scott and Henderson, both of whom we consider to be strong performers, to remain with us for at least the next few years, the Compensation Committee granted to each of Mr. Scott and Mr. Henderson special equity grants (“Special Equity Awards”) consisting of time-based and performance-based components under which up to 63,948 shares of our Common Stock may be earned. Specifically, under each Special Equity Award (i) 12,731 shares of our Common Stock vest on December 31, 2017, and an additional 12,731 shares will vest on such date if the average closing price of our Common Stock during December 2017 equals or exceeds $26.08 per share, and (ii) 19,243 shares of our Common Stock vest on December 31, 2018, and an additional 19,243 shares will vest on such date if the average closing price of our Common Stock during December 2018 equals or exceeds $29.20 per share subject, in each case, to continued employment on such vesting date. We set forth in the chart below the AGD Fair Value of each equity component for each named executive officer.

Named Executive Officer	AGD Fair Value of 2015 TSR PRSU Award ($)	AGD Fair Value of 2015 AEBITDA PRSU Award ($)	AGD Fair Value of 2015 RSU Award ($)	AGD Fair Value of 2015 Special Equity Awards ($)	Total AGD Fair Value of 2015 Awards ($)
Susan R. Salka	438,021	489,931	999,982	N/A	1,927,934
Brian M. Scott	156,433	174,975	174,975	936,832	1,443,215
Ralph S. Henderson	156,433	174,975	174,975	936,832	1,443,215
Denise L. Jackson	118,896	132,977	132,977	N/A	384,850

TSR PRSUs. Our TSR PRSU grant, which, excluding the Special Equity Awards to Messrs. Scott and Henderson, represented approximately 30% of all 2015 equity awards by AGD Fair Value for each named executive officer (other than Ms. Salka), will be earned at the end of an approximately three-year period, i.e., shortly after December 31, 2017, with the number of shares that are ultimately earned dependent on our total shareholder return for the period relative to the companies in the Russell 2000 Index on December 31, 2014 as well as our absolute total shareholder return

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COMPENSATION DISCUSSION AND ANALYSIS

(collectively, the “TSR Measurement”). If we perform at the 25th percentile of the relative total shareholder return (“Relative TSR”) of companies in the Russell 2000 Index on December 31, 2014, then 25% of the PRSUs will be earned. If we perform at the 50th percentile, 100% of the PRSUs will be earned. If we perform at the 75th percentile, the maximum number, 175%, of the PRSUs will be earned. Performance between these points is interpolated. These percentages are also subject to a “penalty” or discount whereby the payout will be reduced by 50% if we still meet or exceed the Relative TSR 25th percentile threshold but do not have a positive total shareholder return (“Absolute TSR”) for the period.

The following table sets forth the percentage of the 2015 target PRSUs that may be earned depending on the actual results of the TSR Measurement:(7)

Relative TSR Percentile Rank	% of 2015 TSR PRSUs that Are Earned if Absolute TSR Is Negative(1)	% of 2015 TSR PRSUs that Are Earned if Absolute TSR Is Positive
<25.0%	0	0
25.0%	12.50	25.00
37.5%	31.25	62.50
50.0%	50.00	100.00
62.5%	68.75	137.50
>75.0%	87.50	175.00
(1)	For each one percentile above the 25th percentile, an additional 3% of the TSR PRSUs will be earned if Absolute TSR is positive, and the maximum payout cannot exceed 175%. If Absolute TSR is negative, for each one percentile above the 25th percentile, an additional 1.5% of the TSR PRSUs will be earned.

If we conducted the TSR Measurement on December 31, 2015, the last trading day of the year, (1) Relative TSR would have measured at the 96th percentile, and (2) Absolute TSR would have been positive. Based on those results, 175% of named executive officers’ target number of TSR PRSUs granted in 2015 would have been earned.

AEBITDA PRSUs. In 2015, the Compensation Committee decided to dedicate a significant portion of the PRSUs to focusing our named executive officers on achieving a roughly 10% AEBITDA margin for 2017. Accordingly, it granted AEBITDA PRSUs based on reaching an annual consolidated AEBITDA margin target of 9.8% in 2017.(8) Similar to the TSR PRSUs, the number of shares that may ultimately be earned ranges from 0% to 175% of the target number of AEBITDA PRSUs granted depending on our actual AEBITDA margin for 2017 as follows:

AEBITDA Margin for 2017	% of Target Award That Will Be Earned
<9.2%	0
9.2%	35.7
9.3%	46.4
9.4%	57.1
9.5%	67.8

AEBITDA Margin for 2017	% of Target Award That Will Be Earned
9.6%	78.5
9.7%	89.2
9.8%	100.0
9.9%	115.0
10.0%	130.0
10.1%	145.0
10.2%	160.0
10.3%	175.0

Time-Vested RSUs. The time-vested RSU grants, consistent with prior years, have a three-year cliff vesting that are eligible for annual accelerated vesting in one-third increments upon achievement of our annual AEBITDA targets. As it has done for the past several years, the Compensation Committee elected to wait to consider a grant of time-vested RSUs for Ms. Salka until later in 2015 when it had better visibility of our 2015 financial, operational and stock performance. Based on our exceptional financial, operational and stock performance in 2015, the Compensation Committee granted Ms. Salka 33,461 RSUs with an AGD Fair Value of $999,982 in December 2015.

(7)	As set forth in the Grant of Plan-Based Awards Table, the target number of TSR PRSUs granted in 2015 for each named executive officer is as follows: (1) for Ms. Salka, 17,842; (2) for Mr. Scott, 6,372; (3) for Mr. Henderson, 6,372; and (4) for Ms. Jackson, 4,843.
(8)	As set forth in the Grant of Plan-Based Awards Table, the target number of AEBITDA PRSUs granted in 2015 for each named executive officer is as follows: (1) for Ms. Salka, 25,186; (2) for Mr. Scott, 8,995; (3) for Mr. Henderson, 8,995; and (4) for Ms. Jackson, 6,836.

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COMPENSATION DISCUSSION AND ANALYSIS

In 2015, PRSUs (excluding the Special Equity Awards to Messrs. Scott and Henderson) represented 65% of the AGD Fair Value of 2015 equity awards for our named executive officers, other than our CEO, which, due to the timing of her RSU award, received PRSUs that represented 48% of such amount. The chart set forth below details the change of the AGD Fair Value of all 2015 equity awards (other than the Special Equity Awards) granted to our named executive officers from the AGD Fair Value of all 2014 equity awards.

Named Executive Officer	AGD Fair Value of 2014 Equity Awards ($)	AGD Fair Value of 2015 Equity Awards (other than Special Equity Awards) ($)	Variance Between Value of 2014 and 2015 Equity Awards ($)	% Increase Between Value of 2014 and 2015 Equity Awards
Susan R. Salka	1,607,251	1,927,934	320,683	20
Brian M. Scott	403,933	506,383	102,450	25
Ralph S. Henderson	414,034	506,383	92,349	22
Denise L. Jackson	383,730	384,850	1,120	0
Total	2,808,948	3,325,550	516,602	18

Our CEO received a 20% increase year over year in the AGD Fair Value driven by the Company’s excellent financial, operational and stock performance in 2015 as well as other factors. Excluding Special Equity Awards, we believe that Mr. Scott’s and Mr. Henderson’s increases placed them at or slightly above the median of our 2015 peer group for similarly situated executives for long-term incentive compensation in 2015. On an aggregate basis, the combined AGD Fair Value of our named executive officers’ equity awards (excluding the Special Equity Awards) increased 18% in 2015 from 2014. The AGD Fair Value of all 2015 Special Equity Awards equaled $1,873,664.

Pay For Performance

We design our compensation programs to make a meaningful amount of compensation dependent on the achievement of performance objectives and the long-term performance of our Common Stock. The following table sets forth for 2015 incentive compensation as a percentage of total compensation for each named executive officer utilizing the amounts reported for 2015 in the Summary Compensation Table.

Named Executive Officer	Year	Incentive Compensation as % of Total Compensation(1)
Susan R. Salka	2015	81
Brian M. Scott	2015	83
Ralph S. Henderson	2015	83
Denise L. Jackson	2015	67
(1)	Incentive Compensation for each named executive officer equals the sum of (A) the AGD Fair Value of all long-term incentive awards made in 2015, plus (B) the bonus under the Bonus Plan and, for Mr. Scott, his discretionary bonus. We utilize the amount set forth in the column entitled “Total” in the Summary Compensation Table for total compensation.

Actual CEO Pay

We believe actual pay is an appropriate way to view our pay-for-performance philosophy. The difference between actual pay and grant date valuation of our long-term incentive vehicles can be significant. Given the substantial portion of our CEO’s compensation that is performance-based, we believe it is important to consider actual pay together with the performance of our Common Stock price.

We recognize that companies and proxy advisory firms have used various methodologies to calculate actual and realizable compensation. We also are aware of the Securities Exchange Commission’s proposed pay versus performance disclosure rule released in April 2015 (the “Actual Pay Proposed Rule”), which, among other things, contemplates disclosure of a CEO’s actual pay. In order to provide more easily comparable information on these calculations, we have set forth below a table that summarizes for our CEO for each of the last three years the following: (1) her target total direct pay, (2) her total pay as set forth in the Summary Compensation Table and (3) her “actual pay” based on the Actual Pay Proposed Rule.

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COMPENSATION DISCUSSION AND ANALYSIS

(1)	Under the Actual Pay Proposed Rule, as applicable to our CEO’s components of compensation for the years set forth in the table, actual pay equals the total compensation set forth in the Summary Compensation Table for the covered year adjusted as follows: (A) we deduct the value of stock awards and options awards set forth in the Summary Compensation Table for the covered year and (B) we add the fair value on the vesting date of all stock awards and option awards for which all applicable vesting conditions were satisfied during the covered fiscal year. We utilized a per share value of $5.83 for the vesting of 64,003 SARS on February 2, 2013 based on a valuation of such SARs on the vesting date using the Black-Scholes model. Additionally, for RSUs that vested in one year but did not settle until the following year, the table reflects the value of such shares during the year of vesting utilizing the fair value of the vested shares at settlement.

As illustrated above, our annual and long-term incentive programs over the past three fiscal years are consistent with our pay-for-performance philosophy, which is that actual pay is significantly correlated to the performance of our Common Stock. For the one-, two- and three-year periods ended December 31, 2015, (1) we were above the 90th percentile for total shareholder return against the companies comprising the Russell 2000 Index and (2) our Common Stock performance provided a cumulative total shareholder return of 58%, 111% and 169%, respectively. In turn, our CEO’s actual pay generally equaled or significantly exceeded her annual target total direct compensation for each of the past three years, which is consistent with our design to pay above target compensation when our Company operates at a high level and provides significant total shareholder return.

Impact of Tax Considerations

With respect to taxes, Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its Chief Executive Officer and three other named executive officers (other than the Chief Financial Officer), unless certain conditions are satisfied. Certain types of performance-based compensation are generally exempted from the $1 million limit. Performance-based compensation can include income from stock options, performance-based restricted stock or stock units, and certain formula driven compensation that meets the requirements of Section 162(m). One of the factors that we may consider in structuring the compensation for our named executive officers is the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor. Our Compensation Committee may approve non-deductible compensation arrangements after taking into account other factors and reserves the right to do so.

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COMPENSATION DISCUSSION AND ANALYSIS

Response to 2015 Say-on-Pay Vote

At our 2015 Annual Meeting of Stockholders held on April 22, 2015, we received approximately 96% support on our “say-on-pay” proposal regarding the executive compensation of our named executive officers identified in our 2015 proxy statement. Our compensation program has remained consistent with that set forth in our 2015 proxy statement. We believe the following four themes remain important among our investors: (1) compensation should correlate to company performance, (2) performance awards should constitute an important component of long-term incentive awards, (3) performance measures beyond total shareholder return should be considered and (4) variable compensation should be designed to incent, reward and retain executives.

The Compensation Committee believes that our executive compensation program in 2015 satisfied each of the four themes identified above. In 2015, the Compensation Committee took the following actions:

(1)	Continued to use a long-term performance vehicle tied to our total shareholder return,

(2)	Utilized an additional performance measure for long-term performance compensation beyond total shareholder return, AEBITDA PRSUs,

(3)	Established significantly increased, yet achievable, target goals of 7.4% and 8.3% year-over-year organic consolidated revenue and AEBITDA growth, respectively, that we needed to satisfy for the named executive officers to receive their target bonuses,

(4)	Modestly adjusted base salaries upward in 2015 to reflect cost of living increases and to reward good performance, and

(5)	Continued to reward named executive officers for excellent financial, operational and Common Stock performance through the use of reasonable, competitive amounts of incentive based compensation.

As set forth immediately below, the Compensation Committee took actions similar to those outlined above for its 2016 executive compensation program.

Overview of Our 2016 Executive Compensation Program

Overall, the Compensation Committee believes the Company performed exceptionally during 2015. We achieved year-over-year consolidated revenue and consolidated AEBITDA growth of 41% and 81%, respectively. All of our business segments experienced significant revenue and AEBITDA growth. We significantly exceeded our long-term goal of a 10% AEBITDA margin. Moreover, the price of our Common Stock grew 58% for 2015. In light of the foregoing and with its guiding principles in mind, the Compensation Committee believes it has designed the 2016 compensation structure to provide for important short- and long-term performance components that are aligned with stockholders, consistent with the market environment and tailored specifically to us.

Base Salary. The Compensation Committee decided to adjust annual base salaries for the named executive officers for 2016, as follows:

Named Executive Officer	2015 Salary ($)	2016 Salary ($)	% Increase
Susan R. Salka	740,000	790,000	7
Brian M. Scott	420,000	450,000	7
Ralph S. Henderson	420,000	450,000	7
Denise L. Jackson	365,000	375,000	3

The base salaries of the named executive officers reflect a 3% to 7% increase to account for increased responsibilities as a result of our recent acquisitions as well as their increased experience and strong individual performance. For our CEO, we believe her 2016 salary falls at or slightly below the median of our 2016 peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

Bonus Plan. After careful consideration, the Compensation Committee determined that the 2016 bonus target as a percentage of salary should increase for each named executive officer, other than Ms. Salka. Such increases reflect our excellent performance over the past three years and further incent our named executive officers to continue to drive strong financial performance. We set forth below the 2016 target bonuses for each named executive officer both in dollar amount and as a percentage of salary together with, for comparative purposes, the same figures for 2015.

Named Executive Officer	2015 Bonus Target (% of Salary)	2016 Bonus Target (% of Salary)	2015 Bonus Target ($)	2016 Bonus Target ($)	% Change of Bonus Target ($)
Susan R. Salka	100	100	740,000	790,000	7
Brian M. Scott	75	85	315,000	382,500	21
Ralph S. Henderson	70	75	294,000	337,500	15
Denise L. Jackson	55	60	200,750	225,000	12

After careful consideration of the factors set forth above in the subsection of this CD&A entitled “Components of Our Compensation Program — Annual Cash Incentive Performance Bonus,” the Compensation Committee decided to use the same bonus structure for each named executive officer as it did in 2015. The target goals for each of the financial metrics are consistent with the targets under our 2016 operating plan and generally require growth that exceeds our estimate of anticipated industry performance. For our CEO, we believe her 2016 bonus target in dollar amount falls around the median of our 2016 peer group.

Long-Term Incentive Awards. In light of the philosophy, goals and objectives surrounding long-term incentive awards, the Compensation Committee decided to use a combination of (1) TSR PRSUs with the same structure it has utilized since 2011, (2) AEBITDA PRSUs with the same structure it has utilized since 2013 and (3) traditional time-vested RSUs. The Compensation Committee target award of AEBITDA PRSUs requires achieving a 13% annual AEBITDA margin for 2018. Our named executive officers may achieve 0% to 175% of the target award depending on our actual annual AEBITDA margin for 2018, with the threshold AEBITDA margin under which 25% of the target amount of the AEBITDA PRSUs would be deemed earned equaling 12.0% and the maximum AEBITDA margin under which 175% of the target amount of the

AEBITDA PRSUs would be deemed earned equaling 13.7%.

In 2016, the Compensation Committee targeted an allocation of 30% TSR PRSUs, 35% AEBITDA PRSUs and 35% traditional time-vested RSUs (as a percentage of the AGD Fair Value of all 2016 equity awards). For each named executive officer, other than Ms. Salka, approximately 65% of the AGD Fair Value of the January 2016 equity awards consisted of PRSUs, and the remaining 35% consisted of traditional time-vested RSUs; for Ms. Salka, all of her January 2016 equity awards were PRSUs, as the Compensation Committee decided to delay its decision on her equity grant of traditional time-vested RSUs until the fourth quarter of 2016 when it has better visibility of our 2016 performance.

Results of Our 2013 PRSU Awards

Results of 2013 TSR PRSU Award TSR Measurement. On January 5, 2016, the Compensation Committee performed the TSR Measurement for the 2013 TSR PRSU awards. Our Relative TSR was at the 92nd percentile of the Russell 2000 Index during the measurement period from January 1, 2013 through December 31, 2015. We also experienced positive Absolute TSR during such measurement period. Accordingly, each named executive officer received 175% of his or her target amount of 2013 TSR PRSUs. Specifically, Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson earned 80,477, 23,412, 29,264 and 22,241 PRSUs under their 2013 TSR PRSU awards, respectively. Shortly after the TSR Measurement, we issued a corresponding amount of Common Stock to each named executive officer, other than Ms. Salka, who deferred receipt of her shares under our Deferred Compensation Plan.

Results of 2013 AEBITDA PRSU Award Measurement. On February 18, 2016, the Compensation Committee determined that our 2015 AEBITDA margin equaled 11.3%. Accordingly, each named executive officer received 175% of his or her target amount of 2013 AEBITDA PRSUs. Specifically, Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson earned 41,848, 12,175, 15,218 and 11,566 PRSUs under their 2013 AEBITDA PRSU awards, respectively. Shortly thereafter, we issued a corresponding amount of Common Stock to each named executive officer.

34    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended to the Board that it be included in our annual report on Form 10-K for the fiscal year ended December 31, 2015 and in this proxy statement.

Compensation and Stock Plan Committee Members

R. Jeffrey Harris

Dr. Michael M.E. Johns

Martha H. Marsh

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EXECUTIVE COMPENSATION DISCLOSURE

EXECUTIVE COMPENSATION DISCLOSURE

In 2015, our named executive officers were (1) Ralph S. Henderson, (2) Denise L. Jackson, (3) Susan R. Salka and (4) Brian M. Scott. We set forth information with respect to the business experience, qualifications and affiliations of our executive officers who are not directors below.

Non-Director Executive Officers

Ralph S. Henderson

Age: 55

President, Professional Services and Staffing

Business Experience, Qualifications and Affiliations: Mr. Henderson joined us as President, Nurse Staffing in September 2007. In

February 2009, we appointed him President, Nurse and Allied Staffing and in February 2012, named him President, Healthcare Staffing. In light of our recent acquisitions, in January 2016, we appointed Mr. Henderson President, Professional Services and Staffing. He is responsible for leading the sales and financial performance of our nurse and allied healthcare staffing segment and our locum tenens staffing segment. Prior to September 2007, Mr. Henderson served as Senior Vice President, Group Executive for Spherion, Inc., one of the largest commercial and professional staffing companies in the United States. Mr. Henderson started with Spherion in 1995 and held several leadership positions, including Regional Vice President and General Manager, Vice President of National Accounts, and Senior Vice President, Western Division. Prior to Spherion, Mr. Henderson was employed by American Express for nine years where in his last role he served as Vice President of Sales and Account Management in the Travel Management Services Division. Mr. Henderson serves on the Board of Managers of Pipeline Health Holdings, LLC. Mr. Henderson holds a Bachelor of Science degree in Business Administration from Northern Arizona University.

Denise L. Jackson Age: 51 Senior Vice President, General Counsel and Secretary Business Experience, Qualifications and Affiliations: Ms. Jackson joined us as General

Counsel and Vice President of Administration in October 2000. Ms. Jackson is responsible for our legal, corporate governance, compliance and ethics, risk management, real estate and government affairs functions. We appointed her as our Secretary in May 2003 and Senior Vice President in November 2004. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation serving as Vice President and Senior Counsel from 1998 to 2000. Ms. Jackson serves as Chairman of the Board of Girls on the Run International and also serves on the Boards of Pipeline Health Holdings, LLC and the Association of Corporate Counsel San Diego. She holds a Juris Doctorate degree from the University of Arizona, a Master of Public Health from The George Washington University and a Bachelor of Science in Liberal Studies from the University of Arizona. Ms. Jackson is licensed as an attorney in California, the District of Columbia, Arizona and New York.

Brian M. Scott Age: 46 Chief Financial Officer, Chief Accounting Officer and Treasurer Business Experience, Qualifications and Affiliations: Mr. Scott joined us in December

2003. We appointed him Chief Financial Officer, Chief Accounting Officer, and Treasurer in January 2011. Prior to that time, Mr. Scott served in a variety of financial and operational roles for us including most recently as Senior Vice President of Operations, Finance and Business Development, in which capacity he oversaw our corporate financial planning and analysis, capital funding and business development activities. He has also served as President of our pharmacy staffing division and as Director, Senior Director and Vice President of Finance, where his roles have included overseeing all accounting operations and SEC reporting. Mr. Scott started his career in San Francisco with KPMG and later became a partner in a mid-sized CPA firm. Mr. Scott also served as controller of a biotechnology company. He is a certified public accountant (inactive) in California, and received his bachelor’s degree in accounting from California Polytechnic State University, San Luis Obispo and a Masters of Business Administration from the McCombs School of Business at the University of Texas at Austin.

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EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table shows the compensation earned or accrued by our named executive officers for the three fiscal years ended December 31, 2015, December 31, 2014 and December 31, 2013.

Named Executive Officer and Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Susan R. Salka	2015	739,154	—	1,927,934 (5)		1,480,000	46,195	4,193,283
PEO,(6) President & CEO	2014	717,387	—	1,607,251	(7)	737,745	38,856	3,101,239
	2013	695,250	—	1,489,628	(8)	884,706	29,409	3,098,993
Brian M. Scott	2015	419,231	31,500 (9)	1,443,215 (10)		630,000	23,368	2,547,314
PFO,(11) CFO, CAO & Treasurer	2014	398,654	—	403,933	(12)	313,250	17,260	1,133,097
	2013	350,000	—	419,735	(13)	307,119	12,606	1,089,460
Ralph S. Henderson	2015	419,615	—	1,443,215 (14)		705,600	21,484	2,589,914
President, Healthcare Staffing	2014	409,731	—	414,034	(15)	245,585	17,390	1,086,740
	2013	400,000	—	524,649	(16)	301,100	8,298	1,234,047
Denise L. Jackson	2015	365,000	—	384,850	(17)	401,500	18,330	1,169,680
SVP, GC & Secretary	2014	364,731	—	383,730	(18)	200,933	14,941	964,335
	2013	355,000	—	398,742	(19)	245,593	12,368	1,011,703
(1)	Salary includes all salary amounts deferred by the named executive officers under the Deferred Compensation Plan.
(2)

This column reflects the dollar amounts for the years shown of the AGD Fair Value of RSUs and PRSUs granted to our named executive officers. For PRSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 24, 2016.

(3)

This column consists of cash awards made to the named executive officers pursuant to the Bonus Plan. This column sets forth bonus amounts in the year in which they are earned, although we typically pay them in the following fiscal year.

(4)

This column consists of compensation received by our named executive officers in the form of matching contributions to the Deferred Compensation Plan and Company-paid life insurance premiums. For 2015, we paid matching contributions under the Deferred Compensation Plan as follows: (1) $45,793 for Ms. Salka, (2) $23,030 for Mr. Scott, (3) $21,146 for Mr. Henderson and (4) $18,036 for Ms. Jackson.

(5)

33,461 RSUs with an AGD Fair Value of $999,982, 17,842 TSR PRSUs with an AGD Fair Value of $438,021 and 25,186 AEBITDA PRSUs with an AGD Fair Value of $489,931 comprise the amount of Ms. Salka’s 2015 stock awards. Assuming the highest level of performance conditions will be achieved for the 17,842 TSR PRSU award and the 25,186 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $607,385 and $857,388, respectively.

(6)	“PEO” refers to our principal executive officer.
(7)

38,695 RSUs with an AGD Fair Value of $699,993, 24,055 TSR PRSUs with an AGD Fair Value of $426,014 and 33,677 AEBITDA PRSUs with an AGD Fair Value of $481,244 comprise the amount of Ms. Salka’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 24,055 TSR PRSU award and the 33,677 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $601,552 and $842,181, respectively.

(8)

35,870 RSUs with an AGD Fair Value of $483,169, 45,987 TSR PRSUs with an AGD Fair Value of $715,558 and 23,913 AEBITDA PRSUs with an AGD Fair Value of $290,901, comprise the amount of Ms. Salka’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 45,987 TSR PRSU award and the 23,913 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $979,003 and $509,081, respectively.

(9)	Reflects a discretionary bonus given to Mr. Scott for his outstanding contributions in 2015. The bonus was awarded outside of the Bonus Plan and was paid in 2016.
(10)

8,995 RSUs with an AGD Fair Value of $174,975, 6,372 TSR PRSUs with an AGD Fair Value of $156,433, 8,995 AEBITDA PRSUs with an AGD Fair Value of $174,975, 25,462 PRSUs with an AGD Fair Value of $373,782 and 38,486 PRSUs with an AGD Fair Value of $563,050 comprise the amount of Mr. Scott’s 2015 stock awards. Assuming the highest level of performance conditions will be achieved for the 6,372 TSR PRSU award, the 8,995 AEBITDA PRSU award, the 25,462 PRSU award and the 38,486 PRSU award, the AGD Fair Value of such awards would equal $216,915, $306,202, $495,300 and $748,649, respectively.

(11)	“PFO” refers to our principal financial officer.
(12)

9,797 RSUs with an AGD Fair Value of $139,999, 6,998 TSR PRSUs with an AGD Fair Value of $123,935 and 9,797 AEBITDA PRSUs with an AGD Fair Value of $139,999, comprise the amount of Mr. Scott’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 6,998 TSR PRSU award and the 9,797 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $175,010 and $245,002, respectively.

(13)

10,435 RSUs with an AGD Fair Value of $126,942, 13,378 TSR PRSUs with an AGD Fair Value of $208,162 and 6,957 AEBITDA PRSUs with an AGD Fair Value of $84,631 comprise the amount of Mr. Scott’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 13,378 TSR PRSU award and the 6,957 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $284,807 and $148,109, respectively.

(14)

8,995 RSUs with an AGD Fair Value of $174,975, 6,372 TSR PRSUs with an AGD Fair Value of $156,433, 8,995 AEBITDA PRSUs with an AGD Fair Value of $174,975, 25,462 PRSUs with an AGD Fair Value of $373,782 and 38,486 PRSUs with an AGD Fair Value of $563,050 comprise the amount of Mr. Henderson’s 2015 stock awards. Assuming the highest level of performance conditions will be achieved for the 6,372 TSR PRSU award, the 8,995 AEBITDA PRSU award, the 25,462 PRSU award and the 38,486 PRSU award, the AGD Fair Value of such awards would equal $216,915, $306,202, $495,300 and $748,649, respectively.

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EXECUTIVE COMPENSATION DISCLOSURE

(15)

10,042 RSUs with an AGD Fair Value of $143,500, 7,173 TSR PRSUs with an AGD Fair Value of $127,034 and 10,042 AEBITDA PRSUs with an AGD Fair Value of $143,500 comprise the amount of Mr. Henderson’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 7,173 TSR PRSU award and the 10,042 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $179,382 and $251,132, respectively.

(16)

13,043 RSUs with an AGD Fair Value of $158,668, 16,722 TSR PRSUs with an AGD Fair Value of $260,194 and 8,696 AEBITDA PRSUs with an AGD Fair Value of $105,787 comprise the amount of Mr. Henderson’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 16,722 TSR PRSU award and the 8,696 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $355,997 and $185,127, respectively.

(17)

6,836 RSUs with an AGD Fair Value of $132,977, 4,843 TSR PRSUs with an AGD Fair Value of $118,896 and 6,836 AEBITDA PRSUs with an AGD Fair Value of $132,977 comprise the amount of Ms. Jackson’s 2015 stock awards. Assuming the highest level of performance conditions will be achieved for the 4,843 TSR PRSU award and the 6,836 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $164,860 and $232,710, respectively.

(18)

9,307 RSUs with an AGD Fair Value of $132,997, 6,648 TSR PRSUs with an AGD Fair Value of $117,736 and 9,307 AEBITDA PRSUs with an AGD Fair Value of $132,997 comprise the amount of Ms. Jackson’s 2014 stock awards. Assuming the highest level of performance conditions will be achieved for the 6,648 TSR PRSU award and the 9,307 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $166,250 and $232,741, respectively.

(19)

9,913 RSUs with an AGD Fair Value of $120,592, 12,709 TSR PRSUs with an AGD Fair Value of $197,752 and 6,609 AEBITDA PRSUs with an AGD Fair Value of $80,398 comprise the amount of Ms. Jackson’s 2013 stock awards. Assuming the highest level of performance conditions will be achieved for the 12,709 TSR PRSU award and the 6,609 AEBITDA PRSU award, the AGD Fair Value of such awards would equal $270,562 and $140,700, respectively.

Grants of Plan-Based Awards

The following table contains information concerning grants of plan-based awards to the named executive officers under our cash and equity plans during the year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)				All Other Stock Awards: # of Shares of Stock or Units		Grant Date Fair Value of Stock Awards ($) (8)
Name and Type of Equity Award	Grant Date	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Threshold (#) (5)		Target (#) (6)	Maximum (#) (7)
Susan R. Salka		25,900	740,000	1,480,000
TSR PRSU	01/05/2015				2,230		17,842	31,224			438,021
AEBITDA PRSU	01/05/2015				8,991		25,186	44,076			489,931
RSU	12/09/2015								33,461	(9)	999,982
Brian M. Scott		11,025	315,000	630,000
TSR PRSU	01/05/2015				797		6,372	11,151			156,433
AEBITDA PRSU	01/05/2015				3,211		8,995	15,741			174,975
RSU	01/05/2015								8,995	(10)	174,975
Special Equity Award	01/05/2015				12,731	(11)	25,462				373,782
Special Equity Award	01/05/2015				19,243	(12)	38,486				563,050
Ralph S. Henderson		2,940	294,000	705,600
TSR PRSU	01/05/2015				797		6,372	11,151			156,433
AEBITDA PRSU	01/05/2015				3,211		8,995	15,741			174,975
RSU	01/05/2015								8,995	(10)	174,975
Special Equity Award	01/05/2015				12,731	(11)	25,462				373,782
Special Equity Award	01/05/2015				19,243	(12)	38,486				563,050
Denise L. Jackson		7,026	200,750	401,500
TSR PRSU	01/05/2015				605		4,843	8,475			118,896
AEBITDA PRSU	01/05/2015				2,440		6,836	11,963			132,977
RSU	01/05/2015								6,836	(10)	132,977
(1)

The columns comprising the “Estimated Future Payouts Under Equity Incentive Plan Awards” set forth information regarding our grant of PRSUs to our named executive officers in 2015 of which there were two types given to all: (1) TSR PRSUs based on total shareholder return over a three-period ending on December 31, 2017 and (2) AEBITDA PRSUs based on our 2017 annual AEBITDA margin. The ultimate number of PRSUs that vest under these awards depends on the results of the TSR Measurement or our 2017 annual AEBITDA margin, each of which will be calculated approximately three years after the date of grant. We also granted Mr. Henderson and Mr. Scott Special Equity Awards under which the threshold amounts are based on time vesting and the target amounts will be earned based on the price of our Common Stock during the last 30 days prior to the applicable vesting dates. We granted all equity awards reflected in this table under the Equity Plan.

(2)

The amount set forth in this column represents the minimum amount that a named executive officer would receive under our Bonus Plan if we met our 2015 AEBITDA bonus funding threshold (which we set just above our actual 2014 AEBITDA) and the named executive officer met the threshold for 2015 PB AEBITDA. We describe the Bonus Plan, including the 2015 metrics utilized for each named executive officer, in our CD&A above. There is no minimum threshold for a named executive officer’s RP/Leadership Component under the Bonus Plan, which is why we have not factored in that Component in determining a threshold in this table.

38    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

(3)

The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if the named executive officer met the target of each metric upon which his or her bonus is based.

(4)

The Compensation Committee set the maximum bonus for 2015 under the Bonus Plan at 200% of the target amount for each named executive officer, other than Ralph Henderson, whose target amount the Compensation Committee set at 240%. The amount set forth in this column represents the amount that a named executive officer would receive under our Bonus Plan if all financial metrics to which he or she is subject exceeded our target for each metric by 10% to 30% (depending on the metric) and the individual, in the sole discretion of the Compensation Committee, demonstrated superior leadership, made exceptional individual contributions to our success in 2015 and our performance or the performance of the applicable division surpassed that of our direct competitors such that the Compensation Committee awarded him or her the maximum bonus for the RP/Leadership Component.

(5)

For TSR PRSUs awards, the number of shares set forth in this column assumes that the Relative TSR percentile would equal at least 25%, which establishes the minimum amount of performance that we must achieve for our named executive officers to earn a portion of the award. We describe Relative TSR in our CD&A above. For AEBITDA PRSU awards, the number of shares set forth in this column assumes that our 2017 annual AEBITDA margin will equal 9.2%.

(6)

For TSR PRSUs, the number of PRSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals 50% and (2) Absolute TSR exceeds zero. For AEBITDA PRSU awards, the number of shares set forth in this column assumes that the 2017 AEBITDA margin will equal 9.8%.

(7)

The number of TSR PRSUs set forth in this column assumes that under the TSR Measurement each of the following conditions has been satisfied: (1) Relative TSR percentile equals at least 75% and (2) Absolute TSR exceeds zero. For AEBITDA PRSU awards, the number of shares set forth in this column assumes that our 2017 AEBITDA margin will equal or exceed 10.3%.

(8)

This column represents the grant date fair value, calculated in accordance with SEC rules, of each equity award. For PRSUs, which are subject to performance conditions, we report the grant date fair value based upon the probable outcome of such conditions and that value is consistent with the estimate of aggregate compensation cost to be recognized over the service period as of the grant date, excluding the effect of estimated forfeitures. These amounts do not necessarily correspond to the actual value that will be realized by our named executive officers. For additional information on the valuation assumptions used in the calculation of these amounts, refer to notes 1(o) and 11 to the financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the SEC on February 24, 2016.

(9)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2016 or 2017. If we meet our 2016 AEBITDA target, 33% of the RSUs will vest on the 13-month anniversary of the grant date. If we meet our 2017 AEBITDA target, 34% of the RSUs will vest on the second anniversary of grant date.

(10)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2015 or 2016. We achieved our 2015 AEBITDA target, and, as a result, 33% of the aggregate RSUs underlying this award vested and settled in February 2016. If we meet our 2016 AEBITDA target, 34% of the aggregate RSUs underlying this award will vest on the second anniversary of the grant date.

(11)

This row reflects a Special Equity Award pursuant to which 12,731 shares of our Common Stock vest on December 31, 2017, and an additional 12,731 shares will vest on such date if the average closing price of our Common Stock during December 2017 equals or exceeds $26.08 per share.

(12)

This row reflects a Special Equity Award pursuant to which 19,243 shares of our Common Stock vest on December 31, 2018, and an additional 19,243 shares will vest on such date if the average closing price of our Common Stock during December 2018 equals or exceeds $29.20 per share.

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    39

EXECUTIVE COMPENSATION DISCLOSURE

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2015. SARs, RSUs and PRSUs comprise the equity awards represented in the table.

	OPTION AWARDS (1)				STOCK AWARDS (2)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date	RSU or PRSU Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Susan R. Salka	02/02/2010	193,949	8.78	02/02/2020	01/03/2013	(4)			80,477	(5)	2,498,811
					01/03/2013	(6)			41,848	(7)	1,299,380
					12/09/2013	(8)	11,837	367,539
					01/03/2014	(9)			42,096	(10)	1,307,081
					01/03/2014	(11)			58,935	(12)	1,829,932
					12/09/2014	(13)	38,695	1,201,480
					01/05/2015	(14)			31,224	(15)	969,505
					01/05/2015	(16)			44,076	(17)	1,368,560
					12/09/2015	(18)	33,461	1,038,964
Brian M. Scott					01/03/2013	(4)			23,412	(5)	726,943
					01/03/2013	(6)			12,175	(7)	378,034
					01/03/2013	(19)	3,443	106,905
					01/03/2014	(9)			12,247	(10)	380,269
					01/03/2014	(11)			17,145	(12)	532,352
					01/03/2014	(20)	6,564	203,812
					01/05/2015	(14)			11,151	(15)	346,239
					01/05/2015	(16)			15,741	(17)	488,758
					01/05/2015	(13)	8,995	279,295
					01/05/2015	(21)			25,462	(22)	790,595
					01/05/2015	(23)			38,486	(24)	1,194,990
Ralph S. Henderson					01/03/2013	(4)			29,264	(5)	908,647
					01/03/2013	(6)			15,218	(7)	472,519
					01/03/2013	(19)	4,304	133,639
					01/03/2014	(9)			12,553	(10)	389,771
					01/03/2014	(11)			17,574	(12)	545,673
					01/03/2014	(20)	6,728	208,904
					01/05/2015	(14)			11,151	(15)	346,239
					01/05/2015	(16)			15,741	(17)	488,758
					01/05/2015	(13)	8,995	279,295
					01/05/2015	(21)			25,462	(22)	790,595
					01/05/2015	(23)			38,486	(24)	1,194,990

40    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

	OPTION AWARDS (1)				STOCK AWARDS (2)
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date	RSU or PRSU Award Grant Date		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Denise L. Jackson					01/03/2013	(4)			22,241	(5)	690,583
					01/03/2013	(6)			11,566	(7)	359,124
					01/03/2013	(19)	3,272	101,596
					01/03/2014	(9)			11,634	(10)	361,236
					01/03/2014	(11)			16,287	(12)	505,711
					01/03/2014	(20)	6,236	193,628
					01/05/2015	(14)			8,475	(15)	263,149
					01/05/2015	(16)			11,963	(17)	371,451
					01/05/2015	(13)	6,836	212,258
(1)	These columns reflect SARs.
(2)	These columns consist of RSUs and PRSUs, including the Special Equity Awards, granted under the Equity Plan.
(3)

The market value of stock awards and the equity incentive plan awards represents (1) the number of shares that had not vested as of December 31, 2015 as set forth in the applicable column, multiplied by (2) $31.05, the closing price of our Common Stock on December 31, 2015. For PRSUs, the number of shares set forth in the applicable column are more than the target amount granted under the applicable award as detailed further in the footnotes below, and the amount ultimately received for each such award may be less than the number of shares identified.

(4)	These PRSUs vested on January 5, 2016.
(5)

The Compensation Committee performed the TSR Measurement for this award for the measurement period ended December 31, 2015 on January 5, 2016. Relative TSR measured at the 92nd percentile and Absolute TSR was positive. Based on those results, the number of PRSUs set forth in this column for this award, which was the maximum amount that could have been received under the award, vested on January 5, 2016.

(6)	The AEBITDA PRSUs underlying this award vested on January 3, 2016 and settled on February 18, 2016 when the Compensation Committee determined the Company’s 2015 AEBITDA margin.
(7)

Because the number of shares earned under this award was based on the Company’s 2015 AEBITDA margin, we set forth the number of shares actually earned. Based on the Company’s 2015 AEBITDA margin of 11.3%, the maximum amount for this award was earned and is set forth in this column.

(8)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we were to achieve our AEBITDA targets in 2014 or 2015. We achieved our 2014 AEBITDA target, and, as a result 33% of the RSUs vested in the first quarter of 2015 (and are not reflected as unvested in this row). We achieved our 2015 AEBITDA target; accordingly 34% of the original number of RSUs comprising the award vested on the second anniversary of the grant date but did not settle until February 18, 2016, when it was determined that the conditions to acceleration had been met. For purposes hereof, we reflect such shares as vested and do not include them in this row. The amount set forth in this row will vest on December 9, 2016.

(9)

The TSR PRSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2016. We describe the TSR Measurement in detail in the CD&A section above.

(10)

The ultimate number of TSR PRSUs that vest under this award depends on the results of the TSR Measurement. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award granted on January 3, 2014 is 24,055, 6,998, 7,173 and 6,648, respectively. For the target amount of TSR PRSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of TSR PRSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the target amount for such executive, multiplied by (2) 1.75 (the “2014 PRSU Maximum Amount”). The threshold amount equals 12.5% of the target amount. If we were to have conducted the TSR Measurement on December 31, 2015 (1) Relative TSR would have measured at the 97th percentile, and (2) Absolute TSR would have been positive. Based on those results, TSR PRSUs equal to the 2014 PRSU Maximum Amount would have been earned. Accordingly, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the 2014 PRSU Maximum Amount for the award in this column.

(11)

The AEBITDA PRSUs underlying this award vest on January 3, 2017. The settlement date and the determination of the amount actually earned under the award reflected in this row will take place when the Compensation Committee determines our 2016 AEBITDA margin, which we believe will occur in February 2017.

(12)

Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving maximum performance goals because our 2015 AEBITDA margin of 11.3% exceeds the 2016 AEBITDA margin of 10.4% that is required to receive a maximum amount for this award, we set forth the number of shares representing the maximum amount for the award in this column. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award set forth in this row is 33,677, 9,797, 10,042 and 9,307, respectively.

(13)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2015 or 2016. We met our 2015 AEBITDA target and, accordingly, 33% of the RSUs set forth in this row vested on the 13-month anniversary of the grant date (but are still reflected on this table as unvested because they remained unvested as of December 31, 2015). If we meet our 2016 AEBITDA target, 34% of the RSUs set forth in this row will vest on the second anniversary of grant date and will settle upon determination that we met our 2016 AEBITDA target.

(14)

The TSR PRSUs underlying this award vest on the date on which the Compensation Committee performs the TSR Measurement, which shall occur within 30 days after December 31, 2017. We describe the TSR Measurement in detail in the CD&A section above.

(15)

The ultimate number of TSR PRSUs that vest under this award depends on the results of the TSR Measurement. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award granted on January 5, 2015 is 17,842, 6,372, 6,372 and 4,843, respectively. For the target amount of TSR PRSUs to be earned, Relative TSR under the TSR Measurement would need to equal the 50th percentile and Absolute TSR would have to exceed zero. The range of TSR PRSUs that may be earned by the identified named executive officer under this award is zero to an amount equal to the product of (1) the target amount for such executive, multiplied by (2) 1.75 (the “2015 PRSU Maximum

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    41

EXECUTIVE COMPENSATION DISCLOSURE

Amount”). The threshold amount equals 12.5% of the target amount. If we were to have conducted the TSR Measurement on December 31, 2015 (1) Relative TSR would have measured at the 96th percentile, and (2) Absolute TSR would have been positive. Based on those results, TSR PRSUs equal to the 2015 PRSU Maximum Amount would have been earned. Accordingly, pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, we set forth the number of shares representing the 2015 PRSU Maximum Amount for the award in this column.
(16)

The AEBITDA PRSUs underlying this award vest on January 5, 2018. The settlement date and the determination of the amount actually earned will take place when the Compensation Committee determines our 2017 AEBITDA margin, which we believe will occur in February 2018.

(17)

Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving maximum performance goals because our 2015 AEBITDA margin of 11.3% exceeds the 2017 AEBITDA margin of 10.3% necessary to receive a maximum amount for this award, we set forth the number of shares representing the maximum amount for the award in this column. The target amount for each of Ms. Salka, Mr. Scott, Mr. Henderson and Ms. Jackson for his or her equity incentive plan award set forth in this row is 25,186, 8,995, 8,995 and 6,836, respectively.

(18)

The RSUs underlying this award vest on the third anniversary of the grant date, subject to certain accelerated vesting if we achieve our AEBITDA targets in 2016 or 2017. If we meet our 2016 AEBITDA target, 33% of the RSUs vest on the 13-month anniversary of the grant date. If we meet our 2017 AEBITDA target, 34% of the RSUs will vest on the second anniversary of grant date.

(19)	The RSUs reflected in this row vested on January 3, 2016.
(20)

Approximately 51% of the RSUs set forth in this row vested on the second anniversary of the grant date as a result of accelerated vesting because we achieved our 2015 AEBITDA target. The remaining RSUs will vest on January 3, 2017.

(21)	The RSUs underlying this grant will vest on December 31, 2017.
(22)

This row reflects a grant that has time-based and performance-based components pursuant to which 12,731 shares of our Common Stock vest on December 31, 2017, and an additional 12,731 shares will vest on such date if the average closing price of our Common Stock during December 2017 equals or exceeds $26.08 per share. Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving target performance goals (which includes both components) because the average closing price of our Common Stock during December 2015 exceeded the $26.08 per share Common Stock price target that must be met in December 2017 to receive the target amount, we set forth the number of shares representing the target amount for the award in this column.

(23)	The RSUs underlying this grant will vest on December 31, 2018.
(24)

This row reflects a grant that has time-based and performance-based components pursuant to which 19,243 shares of our Common Stock vest on December 31, 2018, and an additional 19,243 shares will vest on such date if the average closing price of our Common Stock during December 2018 equals or exceeds $29.20 per share. Pursuant to the instructions set forth to Item 402(f)(2) of Regulation S-K, which provides that the number of shares reported in this column shall be based on achieving target performance goals (which includes both components) because the average closing price of our Common Stock during December 2015 exceeded the $29.20 per share Common Stock price target that must be met in December 2018 to receive the target amount, we set forth the number of shares representing the target amount for the award in this column.

Option Exercises and Stock Vested

The following table shows information regarding exercises of option awards to purchase our Common Stock and vesting of stock awards held by our named executive officers during 2015, as of December 31, 2015.

	OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Susan R. Salka	406,482	(3)	4,354,415	274,498	5,515,462
Brian M. Scott	—		—	72,044	1,404,852
Ralph S. Henderson	143,427	(4)	1,573,164	84,175	1,641,276
Denise L. Jackson	—		—	71,704	1,397,994
(1)

We calculate the “Value Realized on Exercise,” by multiplying (A) the number of shares acquired on exercise as set forth in this table and (B) the difference between (i) the price at which the exercise triggered on the applicable date of exercise and (ii) the applicable exercise price.

(2)

We calculate the “Value Realized on Vesting” by multiplying (A) the number of shares acquired on vesting and (B) the closing price of our Common Stock on the applicable dates of vesting. Additionally, for Ms. Salka, the amount set forth in this column includes $305,510, which reflects 12,196 RSUs that vested in December 2015 but did not settle until February 18, 2016 because we could not determine the conditions for acceleration had been met during the year of vesting. For purposes of determining the value realized for such shares, we utilize the closing price of our Common Stock on the date of settlement, which was February 18, 2016.

(3)

This amount equals the sum of (1) 221,482 SARs exercised by Ms. Salka, and (2) 185,000 shares of Common Stock Ms. Salka received upon her exercise of 185,000 options. As a result of Ms. Salka’s exercise of 221,482 SARs, she actually received 110,744 shares of Common Stock (less shares withheld for tax purposes).

(4)	This amount sets forth 143,427 SARs exercised by Mr. Henderson pursuant to which he actually received 72,318 shares of Common Stock (less shares withheld for tax purposes).

Nonqualified Deferred Compensation

We adopted and maintain our Deferred Compensation Plan, which provides our executives, including our named executive officers, with the opportunity to defer up to 80% of their base salary and up to 90% of their bonus. The Deferred Compensation Plan also permits executives to defer the settlement date of their RSUs or PRSUs. From January 1, 2015 through June 30, 2015, we matched 35% up to the first 8% of the executive’s eligible cash compensation for a maximum match of 2.8% of the executive’s cash compensation. Beginning on July 1, 2015 through December 31 2015, we matched up to 50% of the first 8% of the executive’s eligible cash compensation for a maximum match of 4.0% of the executive’s cash compensation. Beginning on January 1, 2016, we will match up to 50% of the first 6% and 100% of the next 4% of the executive’s eligible compensation for a maximum match of 7% of the

42    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

executive’s cash compensation. The Deferred Compensation Plan credits deferrals (other than deferrals of RSUs or PRSUs) with earnings or losses based upon the executive’s selection of 13 publicly traded mutual funds, which may change from time to time. The measurement funds are: Nationwide VIT Money Market, PIMCO VIT Real Return, PIMCO VIT Total Return, LASSO Long and Short Strategic Opportunities, T. Rowe Price Equity Income II, Dreyfus Stock Index Initial Class, American Funds IS Growth 2, Goldman Sachs VIT Mid Cap Value, Morgan Stanley UIF Mid Cap Growth I, Royce Capital Small Cap, Vanguard VIF Small Company Growth, MFS VIT II International Value, and American Funds IS International 2. Executives may change their election of measurement funds on a daily basis. Additionally, beginning in 2014, the Deferred Compensation Plan permitted executives to invest in a Deferred Compensation Fixed Rate Fund, which provides an annual fixed rate of return that is generally set by the Company on January 1 of each year. For 2015, the Company set the rate of return at 3.25% per annum. In 2016, the Company changed the rate of return to 3.1% per annum.

Benefits under the Deferred Compensation Plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the named executive officer’s separation from service. Executives may also select at the time of deferral to be paid upon a change in control or a fixed distribution date, which must be at least two years after the date of deferral. Benefits under the Deferred Compensation Plan are also payable if the executive experiences an unforeseen financial emergency. Deferrals of RSUs or PRSUs are settled in shares upon a fixed date selected by the executive or upon a separation from service or change in control.

The following table reflects contributions made by the named executive officers and matching contributions made by us under the Deferred Compensation Plan for fiscal year 2015 as well as the named executive officers’ aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contribution in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at FYE ($) (4)
Susan R. Salka	118,152	45,793	(32,471)	—	4,423,907	(5)
Brian M. Scott	64,864	23,030	(7,666)	—	453,121
Ralph S. Henderson	185,735	21,146	(13,612)	—	710,906
Denise L. Jackson	45,275	18,036	(18,071)	—	886,533
(1)

The 2015 “Salary” and 2014 “Non-Equity Incentive Compensation” columns of the Summary Compensation Table include the contributions, as applicable, of the named executive officers set forth in this table.

(2)	We include the matching contributions made by us set forth in this column in the 2015 “All Other Compensation” column of the Summary Compensation Table.
(3)	Aggregate earnings are not reflected in the Summary Compensation Table. Additionally, any changes in the value of deferred vested RSUs are not included in this column.
(4)

To the extent our named officers made contributions or we made matching contributions to our named executive officers for the periods set forth in the Summary Compensation Table, such amounts are included (subject to increases or decreased earnings on such amounts) in this column.

(5)

This amount includes $2,104,631 representing the value of 67,782 deferred vested RSUs in Ms. Salka’s deferred compensation account, determined based on our Common Stock price of $31.05 per share, the closing price on December 31, 2015.

Termination of Employment and Change in Control Arrangements

Ms. Salka’s Employment Agreement

We are party to an employment agreement with Ms. Salka dated May 4, 2005, as amended February 6, 2008. The employment agreement provides that Ms. Salka will serve as our President and CEO. For her services in that capacity, Ms. Salka (1) receives a base salary that we may increase annually at our discretion, (2) is eligible to receive an annual bonus subject to meeting certain performance-based criteria, and (3) is eligible to participate in our equity plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as our other senior management. The term of the employment agreement ends May 4, 2017. Ms. Salka’s employment agreement automatically renews unless a party gives notice 120 days prior to the expiration date that such party does not wish to extend the term of the employment agreement.

The employment agreement provides that Ms. Salka will receive severance benefits under three certain circumstances as follows:

(1)

Death or Disability. In the event of her disability or death, Ms. Salka or her estate, as applicable, would be entitled to a severance payment equal to the sum of (A) two times her then-current annual base salary (payable not later than 30 days following termination of employment), and (B) an amount equal to the average of bonuses

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EXECUTIVE COMPENSATION DISCLOSURE

earned for the three most recent fiscal years (“Average Bonus”) by her (payable when bonuses are paid to our other executive officers).

(2)

Termination for Reason Other than for Cause or Resignation for Good Reason. If we terminate Ms. Salka’s employment for any reason other than for “cause,”(9) or if she terminates her employment for “good reason,”(10) Ms. Salka would be entitled to receive from us, not later than 30 days following termination of employment, a lump sum amount equal to the sum of (A) two times her then-current annual base salary, and (B) two times her Average Bonus.

(3)

Change in Control. If, within one year following a “change in control,”(11) we terminate Ms. Salka for any reason other than for cause, or if she terminates her employment for good reason, she would be entitled to receive, as soon as reasonably practicable following her termination, a lump sum amount equal to the sum of (A) three times her then-current annual base salary, and (B) three times her Average Bonus. In addition, any unvested shares of RSUs, PRSUs, unvested options or other equity-based compensation awards held by Ms. Salka would automatically become 100% vested upon any

“change in control” (as defined in Ms. Salka’s equity award agreements and the Equity Plan).

Additionally, under each of the above scenarios, Ms. Salka and her eligible dependents are entitled to continue to participate for two years in our medical, life, dental and disability insurance plans to the extent such plans permit continued participation (with Ms. Salka continuing to pay premiums in respect of such coverage that she was paying prior to termination).

Under some circumstances, amounts payable under Ms. Salka’s employment agreement are subject to a full “gross-up” payment to make her whole if she is deemed to have received “excess parachute payments” under Section 4999 of the Code. The employment agreement has not been amended in recent years; since 2009, we have committed to cease entering into employment agreements with tax gross-ups. Payment of all or a portion of the amounts set forth above may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Code. The employment agreement requires Ms. Salka to release any claims against us. The employment agreement also contains a confidentiality provision and a provision requiring Ms. Salka not to solicit our employees during its term and for a period of two years thereafter.

(9)	“Cause” is defined in the employment agreement as a termination of employment by us due to Ms. Salka’s (i) commission of an act of fraud or embezzlement against us or any of our subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as our employee or as an employee for any of our subsidiaries that is reasonably likely to result in injury or financial loss to us or our subsidiaries; (iv) willful failure to render services to us or any of our subsidiaries in accordance with her employment duties, which amounts to a material neglect of duties to us and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice; or (v) material breach of certain covenants of the employment agreement, if not cured within 30 days after written notice.
(10)	“Good Reason” is defined in the employment agreement as (i) a material breach by us of the employment agreement with the exception of certain provisions thereto not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Salka without her consent of duties materially and adversely inconsistent with her position, duties or responsibilities, or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of our corporate headquarters from San Diego, California of more than 50 miles without her approval.
(11)	“Change in control” is defined in the employment agreement as occurring upon: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (2) our dissolution or liquidation; (3) the sale of all or substantially all of our business or assets; or (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of our stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) our stockholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” means the corporation resulting from a Business Combination, and “Parent Corporation” means the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

44    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

EXECUTIVE COMPENSATION DISCLOSURE

The following table sets forth illustrative examples of the payments and benefits Ms. Salka would have received if any of the circumstances described above occurred as of December 31, 2015.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS CHIEF EXECUTIVE OFFICER

Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($) (1)	Value of Accelerated Equity Awards ($) (2)		Tax Gross- Up ($) (3)	TOTAL ($)
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason Absent a Change in Control	1,480,000	2,068,301	58,873	—		—	3,607,174
Death or Disability	1,480,000	1,034,150	14,369	—		—	2,528,519
Termination of Employment by Us without Cause or by Ms. Salka for Good Reason with a Change in Control	2,220,000	3,102,451	58,873	9,953,574	(4)	7,607,065	22,941,963
(1)

Under the terms of Ms. Salka’s employment agreement, she and her eligible dependents may continue to participate for two years in our medical, life, dental and disability insurance plans to the extent such plans permit continued participation (with Ms. Salka continuing to pay premiums in respect of such coverage that she was paying prior to termination). For purposes of this column, we assume that all plans would permit continued participation and that Ms. Salka (or her eligible dependents in the event of her death) would continue to participate. We value the benefit at our estimated cost of two years of her and her dependents’ continued participation in the applicable plans.

(2)

We computed the value of accelerated equity awards using a share price of $31.05, the closing price of our Common Stock on December 31, 2015. This column does not reflect awards that had already vested as of December 31, 2015. As set forth in the applicable equity award agreements, for TSR PRSUs, we have utilized the number of shares Ms. Salka would have received if the applicable TSR Measurements were performed on December 31, 2015; for AEBITDA PRSUs we have utilized the target number underlying the applicable awards.

(3)

We calculated the tax gross-up amount based on a number of assumptions, and that amount includes the amount of the 20% excise tax plus the highest federal and California marginal income tax rates and Medicare tax of 1.4%.

(4)

In the event there were a change in control absent a termination of employment, all unvested equity awards of Ms. Salka still accelerate pursuant to the terms of the equity awards. The value of such accelerated equity awards is set forth in this column. In such a scenario, Ms. Salka may be entitled to a tax gross-up payment. Utilizing the assumptions in footnote 3 to this table, the amount of the tax gross-up on the accelerated equity award value would be $3,873,768.

Executive Officer Severance Agreements

We are party to executive severance agreements with (1) Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006 and February 6, 2008, (2) Mr. Henderson, dated September 4, 2007, as amended February 6, 2008, and (3) Mr. Scott, dated January 24, 2011. The severance agreements are virtually identical and provide that the applicable named executive officer will receive severance benefits if we terminate his or her employment without “cause,” or relocate his or her position to a locale beyond a 50-mile radius of our current corporate headquarters in San Diego, California (in either case, an involuntary termination). If an involuntary termination occurs, but not within one year of a “change in control” (defined as in Ms. Salka’s employment agreement, see footnote 11, above), benefits include a cash payment equal to the applicable named executive officer’s then-current annual base salary, payment of a prorated portion of his or her Average Bonus and reimbursement for the COBRA health coverage for his or her health insurance for a one-year period (or until he or she becomes eligible for comparable coverage under another employer’s health plans, if earlier), less his or her share of premiums. If an involuntary termination occurs within one year of a change in control, the applicable named executive officer’s severance payment equals two times the sum of (A) his or her then-current annual base salary, plus (B) an amount equal to his or her Average Bonus. Each severance agreement contains a requirement that the named executive officer execute a general release in our favor as a condition to receiving the severance payments.

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    45

EXECUTIVE COMPENSATION DISCLOSURE

The following table sets forth illustrative examples of the payments and benefits Mr. Scott, Mr. Henderson and Ms. Jackson would have received if any of the circumstances described above occurred as of December 31, 2015.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

ARRANGEMENTS OTHER EXECUTIVE OFFICERS

Brian M. Scott
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	420,000	427,290	10	—	847,300
Involuntary Within One Year of a Change in Control	840,000	854,580	10	4,828,523	6,523,113
Ralph S. Henderson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	420,000	417,428	7,184	—	844,612
Involuntary Within One Year of a Change in Control	840,000	834,856	7,184	5,113,167	6,795,207
Denise L. Jackson
Termination Reason	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($) (1)	TOTAL ($)
Involuntary Absent a Change in Control	365,000	282,675	4,138	—	651,813
Involuntary Within One Year of a Change in Control	730,000	565,350	4,138	2,528,898	3,828,386
(1)

Pursuant to the terms of the equity award agreements with our named executive officers, upon a change in control of the Company, all of their unvested equity awards become vested and exercisable regardless of whether there is a termination of employment. We have included the value of accelerated vesting of each named executive officer’s equity awards in the table above. For this purpose, we used $31.05, the closing price of our Common Stock on December 31, 2015. This column does not reflect awards that had already vested as of December 31, 2015. As set forth in the applicable equity award agreements, for TSR PRSUs, we have utilized the number of shares the named executive officers would have received if the applicable TSR Measurements were performed on December 31, 2015; for AEBITDA PRSUs, we have utilized the target number underlying the applicable awards. For the Special Equity Awards, we performed the relevant performance calculation as of December 31, 2015.

46    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As previously disclosed, the Board has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next stockholder advisory vote will occur at our 2017 Annual Meeting of Stockholders.

As described in detail in the CD&A section above, we design our executive compensation programs to, among other things, attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, we reward our named executive officers for our successful performance, the achievement of specific annual, long-term and strategic goals, and the realization of increased shareholder value. Our executive compensation programs are substantially tied into our key business objectives and total shareholder return, and, therefore, aligned with the interests of our stockholders. The Board maintains the highest level of corporate governance over our executive pay programs, and closely monitors best practices and the compensation programs and pay levels of executives at peer companies to ensure that our compensation programs are within the norm of a range of market practices.

We have two stockholder approved incentive plans that we use to motivate, retain and reward our executives. These cash and equity plans make up a majority of the pay we provide to our executives. As a result of this pay-for-performance structure, our named executive officers generally realized an amount significantly above their target compensation during

2013, 2014 and 2015, when our Common Stock price appreciated 169% on a cumulative basis during the three-year period ended December 31, 2015 and we delivered excellent financial results. We believe our performance pay structure appropriately incents executives without excessive risk. In 2015, the Compensation Committee continued to emphasize its philosophy of pay for performance by utilizing, among other performance incentives, TSR PRSUs and AEBITDA PRSUs.

We ask that you support the compensation of our named executive officers as disclosed in our CD&A and the accompanying tables contained in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other related tables and narrative disclosure.”

Because your vote is advisory, it will not bind us, the Compensation Committee, or our Board. However, our Board and our Compensation Committee value the opinions of our stockholders and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs and policies.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC.

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    47

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls that management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited financial statements with management. In giving the Audit Committee’s recommendation to the Board, it has relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm, KPMG, included in its report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the NYSE Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; and (ii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and KPMG, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Audit Committee Members

Mark G. Foletta

Andrew M. Stern

Paul E. Weaver

48    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF

INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board proposes and recommends that the stockholders ratify this appointment.

Independent Registered Public

Accounting Firm

KPMG served as our principal independent registered public accounting firm for 2015. Representatives from KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The following sets forth the fees paid or accrued for audit services and the fees paid for audit-related, tax and all other services rendered by KPMG for each of the last two years:

Audit Fees: KPMG billed $1,715,200 and $1,738,466 for audit fees in 2015 and 2014, respectively. Audit fees consist of fees for professional services rendered in connection with the (i) annual audits of our consolidated financial statements, and the effectiveness of internal control over financial reporting and (ii) reviews of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees: KPMG billed $38,178 and $1,650 for audit-related services in 2015 and 2014, respectively. Audit-related fees consist principally of a subscription to an on-line research tool licensed from KPMG and fees not reported under the “Audit Fees” heading, including due diligence related to mergers and acquisitions and accounting consultations.

Tax Fees: KPMG billed (1) $416,221 in 2015 for professional services rendered primarily relating to an audit by the Internal Revenue Service and tax-related due diligence in connection with our Onward Healthcare and B. E. Smith acquisitions, and (2) $746,790 in 2014 for professional services rendered primarily relating to an audit by the Internal Revenue Service and tax-related due diligence in connection with our Avantas and Onward Healthcare acquisitions.

All Other Fees: We did not incur any other fees billed by KPMG in 2015 or 2014.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2014 and 2015, the Audit Committee approved all fees billed by KPMG prior to the engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    49

SECURITY OWNERSHIP AND OTHER MATTERS

SECURITY OWNERSHIP AND OTHER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date regarding (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock, (ii) each director and director nominee of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power,

or both, and also includes shares that each such person or group had the right to acquire within 60 days following the Record Date, including upon the exercise of options or warrants. Where applicable, we calculate the percentage of Common Stock beneficially owned by including the number of shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date in both the numerator and the denominator.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc. (1)	5,115,593	10.66%
The Vanguard Group (2)	3,720,874	7.75%
Susan R. Salka (3) (4)	512,573	1.07%
R. Jeffrey Harris (4) (5)	122,229	*
Paul E. Weaver (4) (6)	114,059	*
Andrew M. Stern (4) (7)	108,096	*
Dr. Michael M.E. Johns (4) (8)	83,550	*
Martha H. Marsh (4) (9)	75,439	*
Brian M. Scott (10)	66,648	*
Denise L. Jackson (10)	54,352	*
Ralph S. Henderson (10)	51,772	*
Douglas D. Wheat (11)	40,270	*
Mark G. Foletta (12)	30,129	*
All directors, director nominees and executive officers as a group	1,259,117	2.60%
*	Less than 1%.
(1)

Of the 5,115,593 shares of Common Stock BlackRock, Inc. beneficially owns, it has sole voting power over 4,958,705 shares of Common Stock and sole dispositive power over all such shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055. Ownership amount and other information contained in this table and accompanying footnote for BlackRock, Inc., including voting power and dispositive power information, are based solely on information contained in the Schedule 13G/A (Amendment No. 8) filed by BlackRock, Inc. with the SEC on January 8, 2016.

(2)

Of the 3,720,874 shares of Common Stock The Vanguard Group (“Vanguard”) beneficially owns, it has sole voting power over 104,680 shares, shared voting power over 3,700 shares, sole dispositive power over 3,615,594 shares and shared dispositive power over 105,280 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Ownership amount and other information contained in this table and accompanying footnote for Vanguard, including voting power and dispositive power information, are based solely on information contained in the Schedule 13G filed by Vanguard with the SEC on February 10, 2016.

(3)

Includes (A) 378,688 shares of Common Stock owned directly by Ms. Salka and (B) 133,885 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which are shares she had a right to receive on the Record Date if she exercised all 193,949 of her vested SARS on the Record Date. Ms. Salka also has 148,259 vested RSUs and PRSUs for which she has deferred receipt under our Deferred Compensation Plan until January 30, 2017 for a portion of them and upon her separation from service for the other portion. Under the terms of the applicable award agreements, if Ms. Salka is a “specified employee” within the meaning of Section 409A of the Code, which she is, the distribution of her Common Stock would be delayed six months and one day. Accordingly, we have not included her 148,259 deferred vested RSUs and PRSUs in the table above because she would have no right to receive such shares within 60 days of the Record Date even if her employment with us terminated on the Record Date. If we were to include such amounts, the number of shares beneficially owned by her as set forth in this table would be increased by the corresponding amount.

(4)

Certain of our named executive officers and directors have vested equity awards in the form of SARs. Under our SARs, grantees have the right to acquire an amount of our Common Stock equal in value to the difference between the fair value of our Common Stock on the date of exercise less the grant price. This table reflects the gross number of shares of Common Stock that the applicable named executive officer or director had the right to acquire on the Record Date based on (A) the fair value of our Common Stock on the Record Date, which equaled $28.34,

50    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

SECURITY OWNERSHIP AND OTHER MATTERS

and (B) the presumed exercise of all SARs that have vested or will vest within 60 days of the Record Date for such individual. The range of grant prices of our outstanding SARs for our named executive officers and our directors is $5.32 to $24.95 (the “SAR Grant Price Range”). The number of vested SARs held by our directors (no director has unvested SARs) and their respective SAR Grant Price Range are as follows:

Director	# of Vested SARs	SAR Grant Price Range ($)
Mark G. Foletta	0	N/A
R. Jeffrey Harris	29,543	6.00 to 24.95
Dr. Michael M.E. Johns	0	N/A
Martha H. Marsh	5,397	5.32
Andrew M. Stern	8,650	16.18 to 24.95
Paul E. Weaver	27,320	6.00 to 24.95
Douglas D. Wheat	0	N/A

Additionally, in accordance with our policy, directors and named executive officers are not permitted to pledge, hypothecate or otherwise place liens on any equity securities of the Company that they own (or to engage in any hedging transactions involving our equity securities). Accordingly, no shares of Common Stock identified as beneficially owned in this table by our named executive officers and directors are pledged as security.
(5)

Includes (A) 65,563 shares of Common Stock owned directly by Mr. Harris and (B) 56,666 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 56,666 shares consist of (i) 16,396 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 29,543 of his vested SARs on the Record Date, (ii) 34,738 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (iii) 5,532 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(6)

Includes (A) 61,248 shares of Common Stock owned directly by Mr. Weaver and (B) 52,811 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 52,811 shares consist of (i) 15,319 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 27,320 of his vested SARs on the Record Date, (ii) 31,960 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (iii) 5,532 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(7)

Includes (A) 27,668 shares of Common Stock owned directly by Mr. Stern and (B) 80,428 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 80,428 shares consist of (i) 2,633 shares of Common Stock that he has a right to receive on the Record Date if he exercised all 8,650 of his vested SARs on the Record Date, (ii) 72,263 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (iii) 5,532 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(8)

Includes (A) 46,418 shares of Common Stock owned directly by Dr. Johns and (B) 37,132 shares of Common Stock deemed to be beneficially owned by Dr. Johns by reason of the right to acquire such shares within 60 days following the Record Date, which 37,132 shares consist of (i) 31,600 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (ii) 5,532 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(9)

Includes (A) 36,673 shares of Common Stock owned directly by Ms. Marsh and (B) 38,766 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date, which 38,766 shares of Common Stock consist of (i) 4,384 shares of Common Stock that she has a right to receive on the Record Date if she exercised all 5,397 of her vested SARs on the Record Date, (ii) 28,850 shares of Common Stock underlying vested RSUs for which receipt has been deferred until her separation from service and (iii) 5,532 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(10)	All shares of Common Stock reflected in this row are owned directly by the named executive officer.
(11)

Includes 40,270 shares of Common Stock deemed to be beneficially owned by Mr. Wheat by reason of the right to acquire such shares within 60 days following the Record Date, which 40,270 shares consist of (A) 34,738 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (B) 5,532 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

(12)

Includes 30,129 shares of Common Stock deemed to be beneficially owned by Mr. Foletta by reason of the right to acquire such shares within 60 days following the Record Date, which 30,129 shares consist of (A) 24,597 shares of Common Stock underlying vested RSUs for which receipt has been deferred until his separation from service and (B) 5,532 shares of Common Stock underlying RSUs that will vest within 60 days of the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act generally requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10%

stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms they file. We believe that all of our directors, named executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2015.

Stockholder Proposals for the 2017 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next annual meeting of stockholders. Any stockholder who desires to bring a proposal at our 2017 Annual Meeting of Stockholders without including such proposal in our proxy statement must deliver written notice thereof to our Secretary not before December 21, 2016 and not later than January 20, 2017. We

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    51

SECURITY OWNERSHIP AND OTHER MATTERS

must receive stockholder proposals intended to be included in the 2017 proxy statement no later than November 10, 2016 at 5:00 p.m. Pacific Time. The stockholder proposals must comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

If a stockholder proposal is not properly submitted for inclusion in the 2017 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of our Bylaws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2017 proxy statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of our Annual Report including the financial statements and the financial statement schedules included in our annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2015 and certain exhibits thereto.

Stockholders may request additional copies by sending a written request to AMN Healthcare Services, Inc.,12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attn: Denise L. Jackson, Secretary.

Delivery of Proxy Statement, Annual Report or Notice of Internet Availability of Proxy Materials

We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” To the extent we have done so, we have delivered only one set of proxy materials or one Notice, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of our proxy statement, our annual report and/or our Notice, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please contact our

Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at 866-871-8519. If your Common Stock is held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report or the Notice, either now or in the future, please contact your brokerage or bank. If your brokerage or bank is unable or unwilling to assist you, please contact us as indicated above.

Stockholders sharing an address who are receiving multiple copies of proxy materials and who want to receive a single copy of our annual reports, proxy statements and/or our Notices may do so by contacting our Secretary at the address set forth in the section immediately above entitled “Annual Report” or by calling our offices at 866-871-8519.

Other Business

The Board does not know of any other matter that will come before the Annual Meeting other than those described in this proxy statement. If any other matters properly come up before the Annual Meeting, the persons named in the form of proxy intend to vote all proxies in accordance with their judgment on such matters.

52    AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement

EXHIBIT A

EXHIBIT A TO PROXY STATEMENT

Information Required to Have a Nominee of a Stockholder Considered by the Corporate Governance Committee for Election at the 2017 Annual Meeting of Stockholders

To have a nominee considered by the Corporate Governance Committee for election at the 2017 Annual Meeting of Stockholders, a stockholder must submit the recommendation with the information set forth below in writing to our Secretary at our corporate headquarters no later than January 20, 2017 and no sooner than December 21, 2016.

•	The name and address of the candidate;

•

A brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in our Guidelines as well as:

(1)	the name and address, as they appear on our books, of the stockholder and the name and address of any beneficial owner on whose behalf a nomination is being made and the names and addresses of their affiliates,

(2)	the class and number of shares of stock held of record and beneficially by such stockholder, and any such beneficial owner or affiliate, and the date such shares were acquired,

(3)	a description of any agreement, arrangement or understanding regarding such nomination between or among such stockholder, beneficial owners, affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(4)	a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the notice of nomination by, or on behalf of, such stockholder, beneficial owners or affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of such stockholder, beneficial owners or affiliates with respect to shares of our capital stock and a representation that the stockholder will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

(5)	a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such stockholder, beneficial owners or affiliates have a right to vote any shares of our capital stock,

(6)	a representation that the stockholder is a holder of record of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination,

(7)	all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and the written consent of each stockholder nominee to being named in a proxy statement as a nominee and to serve if elected,

(8)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, beneficial owners, affiliates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder, beneficial owner or any person acting in concert therewith, were the “registrant” for purposes of such rule and the stockholder nominee were a director or executive of such registrant,

(9)	a statement of whether the stockholder nominee agrees to tender a resignation if he or she fails to receive the required vote for re-election, in accordance with the Guidelines and Section 3.3 of the Bylaws, and

(10)	all other information that would be required to be filed with the SEC if the stockholder, beneficial owner or affiliate were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto.

We may require any stockholder nominee to furnish such other information as we may reasonably require to determine the eligibility of the stockholder nominee to serve as one of our directors.

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    A-1

EXHIBIT B

EXHIBIT B TO PROXY STATEMENT

Non-GAAP Reconciliation for Consolidated AEBITDA

Twelve Months Ended December 31,
(in thousands)	2015
Revenue
Nurse and allied healthcare staffing	$1,023,936
Locum tenens staffing	385,091
Physician permanent placement services	54,038

$1,463,065

Segment operating income (1)
Nurse and allied healthcare staffing	$149,258
Locum tenens staffing	48,011
Physician permanent placement services	15,101

212,370
Unallocated corporate overhead	47,194

AEBITDA (2)	165,176

Depreciation and amortization	20,953
Share-based compensation	10,284
Acquisition and integration costs	5,060
Interest expense, net, and other	7,790

Income from operations before income tax	121,089
Income tax expense	39,198

Net income	$81,891

Twelve Months Ended December 31,
(in thousands)	2015
AEBITDA (2)	$165,176
Adjustments	9,199

PB AEBITDA (3)	$174,375

(1)

Segment operating income represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, unallocated corporate overhead, acquisition and integration costs and share-based compensation expense.

(2)

AEBITDA represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, acquisition and integration costs and share-based compensation expense. Management believes that AEBITDA provides an effective measure of our results, as it excludes certain items that management believes are not indicative of our operating performance and considers measures used in credit facilities. AEBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from AEBITDA are not indicative of our operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes AEBITDA as an operating performance measure in conjunction with GAAP measures such as net income.

(3)	PB AEBITDA represents AEBITDA less the payout of bonuses.

AMN HEALTHCARE SERVICES, INC.  ï  2016 Proxy Statement    B-1

OUR VALUES

Continuous Improvement
Customer Focus
Passion
Trust
Innovation
Respect

OUR MISSION

Every day, we...

Deliver the best talent and insights to help healthcare organizations optimize their workforce.

Give healthcare professionals opportunities to do their best work towards quality patient care.

Create a values-based culture of innovation where our team members can achieve their goals.

Corporate Headquarters 12400 High Bluff Drive San Diego, CA 92130 Toll Free: (866) 871-8519

© 2016 AMN Healthcare AMN 16-C001

AMN HEALTHCARE SERVICES, INC. 12400 HIGH BLUFF DRIVE, SUITE 100 SAN DIEGO, CA 92130	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E03526-P72745	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMN HEALTHCARE SERVICES, INC.
The Board of Directors recommends you vote FOR the election of each of the eight director nominees listed below:
1.	Election of Directors		For	Against	Abstain
	1a. Mark G. Foletta 1b. R. Jeffrey Harris 1c. Michael M.E. Johns, M.D. 1d. Martha H. Marsh 1e. Susan R. Salka 1f. Andrew M. Stern 1g. Paul E. Weaver 1h. Douglas D. Wheat		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

2.        To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers.

3.        To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

								For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report/10-K are available at www.proxyvote.com.

E03527-P72745

AMN HEALTHCARE SERVICES, INC.

Annual Meeting of Stockholders

April 20, 2016 at 8:30 AM Central Time

This proxy is solicited by the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints Douglas D. Wheat, Andrew M. Stern and Paul E. Weaver, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN HEALTHCARE SERVICES, INC. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 8:30 AM Central Time on April 20, 2016, at the Company’s offices located at 8840 Cypress Waters Boulevard, Suite 300, Dallas, Texas 75019, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Continued and to be signed on reverse side